The information in this preliminary prospectus supplement and the accompanying base prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying base prospectus are not an offer to sell these securities, and are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.
  Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-269285
Subject to completion, dated January 18, 2023
PROSPECTUS SUPPLEMENT
(To prospectus dated January 18, 2023)
5,831,028 American Depositary Shares
Representing 5,831,028 Common Shares

Olink Holding AB (publ) is offering 4,250,000 American Depositary Shares, or ADSs to be sold in the offering. The selling shareholders identified in this prospectus supplement are offering an additional 1,581,028 ADSs. We will not receive any proceeds from the sale of ADSs being sold by the selling shareholders. Each ADS represents one of our common shares, quota value approximately SEK 2.431906612 per common share.
The ADSs are listed on The Nasdaq Global Market under the symbol “OLK”. The last reported sale price of the ADSs on The Nasdaq Global Market on January 17, 2023 was $24.11 per ADS.
We are an “emerging growth company” as defined under U.S. federal securities laws and, as such, are subject to reduced public company reporting requirements for this prospectus and future filings.
Knilo InvestCo AS, which is owned by several funds controlled by Summa Equity AB, currently owns 64.9% of our common shares and, following this offering, Knilo InvestCo AS will continue to be our controlling shareholder. We are a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Global Market.
Investing in our securities involves risks. See “Risk Factors” beginning on page S-11 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying base prospectus, concerning factors you should consider before buying the ADSs.

None of the Securities and Exchange Commission, the Swedish Financial Supervisory Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

	Per ADS	Total
Initial price to public	$	$
Underwriting discount(1)	$	$
Proceeds, before expenses, to Olink Holding AB (publ)	$	$
Proceeds, before expenses, to the selling shareholders	$	$

(1)
See the section titled “Underwriting” for a description of the compensation payable to the underwriters.

To the extent that the underwriters sell more than 5,831,028 ADSs, the underwriters have the option to purchase up to an additional 874,654 ADSs from us at the public offering price less the underwriting discount.
The underwriters expect to deliver the ADSs against payment in New York, New York on            , 2023.

Goldman SachsJ.P. MorganSVB SecuritiesCanaccord Genuity

Prospectus Supplement dated            , 2023.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus are part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act.
This prospectus supplement relates to the offering of the ADSs. Before buying any of the ADSs that we are offering, we urge you to carefully read this prospectus supplement together with the information incorporated by reference herein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” and any free writing prospectus that we may authorize for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
We provide information to you about this offering of the ADSs in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. This prospectus supplement describes the terms of this offering of ADSs and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus supplement and any free writing prospectus filed by us with the SEC. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any documents incorporated by reference and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying base prospectus, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Olink Holding AB (publ),” “Knilo HoldCo,” “Knilo,” “Olink,” “the company,” “we,” “us” and “our” refer to Olink Holding AB (publ) and its wholly owned subsidiaries.
We own various trademark registrations and applications, including PROSEEK in the European Union, United Kingdom and China, the trademark application NPX in the European Union, the trademark applications PEA and PROXIMITY EXTENSION in the European Union and the United States, and the trademark registrations or applications OLINK,   and   in the European Union, United States, Canada, China, United Kingdom, Japan, Norway, Singapore and a number of other countries. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying base prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying base prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying base prospectus applicable to that jurisdiction.

PRESENTATION OF FINANCIAL INFORMATION
We prepare our audited consolidated financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States. All references in this prospectus to “$” are to U.S. dollars and all references to “SEK” are to Swedish Kronor.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in this prospectus supplement and in the documents incorporated by reference herein or therein. This summary does not contain all of the information that you should consider before making an investment. You should read this entire prospectus supplement and the accompanying base prospectus carefully, especially the risks of investing in the ADSs discussed under “Risk Factors” beginning on page S-11 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement, the accompanying base prospectus and any related free writing prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying base prospectus.
Overview
Our purpose is to enable and accelerate the field of proteomics by providing a platform of products and services, developed with key opinion leaders (KOLs), that are deployed across major biopharmaceutical companies and leading clinical and academic institutions, to deepen the understanding of real-time human biology and drive 21st century healthcare through actionable and impactful science. Since our inception, we have served a customer base of more than 850 customer accounts in over 40 countries worldwide. We support many of the world’s largest 40 biopharmaceutical companies by revenue and many leading academic institutions. Many of these customers have carefully vetted and validated our technology before adopting Olink as part of their drug development programs. Our platform has been significantly validated, as evidenced by use of our products in studies that have been published in more than 1,000 peer-reviewed publications. We support our customers in understanding real-time human biology through proteomics by providing clarity on mechanistic biology and pathways that drive disease; by identifying novel and causal drug targets, which guides candidate drug development; by revealing predictive biomarkers for drug response, disease risk and outcomes, which identifies which patients have the potential to benefit the most from new therapies and treatments; and by detecting and characterizing indicators of disease and health to manage patient wellness more proactively. Our products and services play a role in decoding the biology of almost all disease areas and are used most frequently in immunology, oncology, neurology, cardiovascular and metabolic diseases.
Our current offerings are based on our proprietary and patented Proximity Extension Assay, or PEA, technology, which enables researchers to use one platform from discovery to clinical trials to diagnostic applications utilizing a significant, established infrastructure of labs and installed instrumentation. PEA comprises three product lines: Explore, Target, and Focus, including our Signature platform, each of which allows scientists to detect and quantify protein biomarker targets. Our library of protein biomarker targets is focused on circulating proteins with clinical utility, and we believe that it is among the world’s largest extensively validated protein libraries. To achieve a consistently high assay performance that does not compromise data quality of each protein biomarker target in our protein library, we have developed our own comprehensive validation framework with regulatory processes in mind, covering relevant, critical performance criteria such as specificity, sensitivity, dynamic range and precision. Our scalable high-throughput platform is differentiated from that of our competitors, as it is well-suited for a broad range of studies, from small to large scale, offering validated single-plex performance in a high- multiplex assay, designed to provide consistently high-quality data and address our customers’ needs across a broad range of applications. Hence, we believe the PEA platform is well positioned to support customers in the emerging high-throughput, high-plex proteomics use-cases and our customers utilize our platform for a variety of needs, from protein biomarker discovery in high-multiplex to clinical decision making. The first diagnostic protein signature for monitoring and disease progression in Multiple Sclerosis (MS) based on PEA is being made available by Octave Biosciences in the diagnostics market. Test access is being offered as a service through their Clinical Laboratory Improvement Amendments (CLIA) certified lab based on custom developed kit products delivered by Olink. While our revenues and growth have historically been driven by the research market, we expect diagnostic applications of our platform will drive significant long-term growth.

Preliminary Financial Information and Key Indicators of Performance and Financial Condition
The following information reflects our preliminary expectations of results for the quarter and year ended December 31, 2022, based on currently available information. We have provided ranges, rather than specific amounts, for preliminary revenue results below, primarily because our financial closing procedures for the quarter and year ended December 31, 2022 have not been completed and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates included herein. For instance, we have not completed the review of account reconciliations or expense accruals, or prepared notes to our financial statements. We believe that the estimated revenue is important to an investor’s understanding of our performance; notwithstanding that, we are not yet able to provide estimated operating loss or net loss data.
The preliminary consolidated financial results presented herein are subject to the completion of our financial closing procedures, which have not yet been completed. Our actual results for the quarter and year ended December 31, 2022 will not be available until after this offering is completed and may differ materially from these estimates. The preliminary financial information presented herein should not be considered a substitute for the financial information to be filed with the SEC in our Annual Report on Form 20-F for the year ended December 31, 2022 once it becomes available. Accordingly, you should not place undue reliance upon these preliminary financial results. For example, during the course of the preparation of the respective financial statements and related notes, additional items that would require material adjustments to be made to the preliminary estimated consolidated financial results presented above may be identified. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See “Risk Factors” and “Special Note Regarding Forward-Looking Statements.”
The preliminary financial information included in this prospectus supplement reflects management’s estimates based solely upon information available to us as of the date of this prospectus supplement and are the responsibility of management. The preliminary consolidated financial results presented herein are not a comprehensive statement of our financial results for the quarter or year ended December 31, 2022 and Ernst & Young AB, our independent registered public accounting firm, has not audited, reviewed, compiled or applied agreed-upon procedures on such preliminary financial results.
Accordingly, Ernst & Young AB does not express an opinion or any other form of assurance and assumes no responsibility for and disclaims any association with such preliminary financial results. ÖhrlingsPricewaterhouseCoopers AB, the company’s predecessor auditor, has also not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data included in this prospectus supplement and does not express an opinion or any other form of assurance with respect thereto.
Preliminary Financial Results
Although the financial results for the quarter and year ended December 31, 2022 are not yet finalized, we estimate that the financial results will fall within the following ranges, as compared to the quarter and year ended December 31, 2021:
	Three Months Ended December 31,			Year Ended December 31,
	2022 (Preliminary and Unaudited)		2021	2022 (Preliminary and Unaudited)		2021
(in millions)	Low	High	Actual	Low	High	Actual
Revenue	$57.5	$57.9	$43.7	$139.4	$139.8	$95.0
We estimate that our revenue for the quarter ended December 31, 2022 will be between $57.5 million and $57.9 million, compared to $43.7 million for the quarter ended December 31, 2021, representing fourth quarter growth of approximately 32% on a reported basis, and 37% on a constant currency basis. We estimate that our revenue for the year ended December 31, 2022 will be between $139.4 million and $139.8 million, compared to $95.0 million for the year ended December 31, 2021, representing yearly growth of approximately 47% on a reported basis, and 53% on a constant currency basis.
Preliminary Key Indicators of Performance and Financial Condition
We estimate that we generated approximately 70% of our revenue from our Explore platform in the year ended December 31, 2022 and approximately 60% in the fourth quarter of 2022. We expect that year-end Explore externalizations reached an estimated total of 52 as of December 31, 2022, compared to 25 as of December 31, 2021 and 5 as of December 31, 2020, achieving roughly $800,000 in average customer pull-through during the year ended December 31, 2022.
We expect that Signature Q100 placements reached an estimated total of 91 as of December 31, 2022, compared to 28 as of December 31, 2021 and none as of December 31, 2020. We expect that our Biomark HD placements reached an estimated total of 40 as of December 31, 2022, consistent with each of December 31, 2021 and 2020.
We currently estimate that our total addressable market, or TAM, may reach $47 billion by the end of 2025. We believe this market can be broadly classified into research and diagnostics based on the applications of our products and the types of customers we serve, and we estimate that, by the end of 2025, the research opportunity may reach $25 billion and the diagnostics opportunity may reach $22 billion. The TAM estimates were developed by us with support from third party market research and management consulting firms.
During the year ended December 31, 2022, we continued to expand our global team and increased our number of employees from 416 at December 31, 2021 to 582 employees as of December 31, 2022.
Non-IFRS Reconciliations
Constant Currency Revenue Growth
Constant currency information compares results between periods as if exchange rates had remained constant. We use the non-IFRS measure of Constant Currency Revenue Growth, which we define as our revenue growth from one fiscal period to the next excluding the effect of estimated impact of foreign currency exchange rate fluctuations. We measure Constant Currency Revenue Growth by applying the current fiscal year’s budget exchange rates for each relevant period to the prior fiscal year’s comparative period. We believe that Constant Currency Revenue Growth provides important information to management, and we use this measure to identify the relative year-over-year performance of the business by removing the impact of currency movements that are outside of management’s control.
These results should be considered in addition to, not as a substitute for, results reported in accordance with IFRS. Results on a constant currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with IFRS.
A reconciliation of Constant Currency Revenue Growth to Revenue Growth, the most directly comparable IFRS measure, for the three months ended December 31, 2022 is set forth below:
(in millions, unless otherwise stated)	For the three months ended December 31, 2022 (Preliminary and Unaudited)	For the three months ended December 31, 2021
Revenue	$57.9	$43.7
Revenue growth	32%	—
Adjustment:
Estimated impact of foreign currency exchange rate fluctuations	(5)%	—
Constant currency revenue growth	37%	—

A reconciliation of Constant Currency Revenue Growth to Revenue Growth, the most directly comparable IFRS measure, for the year ended December 31, 2022 is set forth below:
(in millions, unless otherwise stated)	For the year ended December 31, 2022 (Preliminary and Unaudited)	For the year ended December 31, 2021
Revenue	$139.8	$95.0
Revenue growth	47%	—
Adjustment:
Estimated impact of foreign currency exchange rate fluctuations	(6)%	—
Constant currency revenue growth	53%	—
Corporate Information
We were founded as a private limited company under the laws of Sweden on December 13, 2018 under the name Goldcup 18086 AB and registered with the Swedish Companies Registration Office on January 4, 2019. Our current company name Olink Holding AB (publ) was registered with the Swedish Companies Registration Office on January 27, 2021.
We have 11 wholly owned subsidiaries, located in Sweden, the United States, the United Kingdom, the Netherlands, Germany, Japan, China, and France. The Swedish subsidiaries are Olink Finance AB, Olink Proteomics Holding AB, Olink Proteomics AB and Agrisera Aktiebolag, the U.S. subsidiary is Olink Proteomics Inc., the U.K. subsidiary is Olink Proteomics Ltd, the Dutch subsidiary is Olink Proteomics B.V., the German subsidiary is Olink Proteomics GmbH, the Japanese subsidiary is Olink Proteomics KK, the Chinese subsidiary is Olink Biotech (Shanghai) Co., Ltd., and the French subsidiary is Olink Proteomics SAS.
Our registered office is located at Uppsala Science Park, SE-751 83, Uppsala, Sweden, and our telephone number is +46 (0) 18-444 39 70. Our website address is www.olink.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.
Knilo InvestCo AS is our majority shareholder, and Summa Equity AB, indirectly through intermediary funds and co-investment entities, is the sole shareholder of Knilo InvestCo AS. Knilo InvestCo AS owns 77,284,718 of our common shares, which will represent approximately   % of our common shares outstanding immediately after this offering assuming no exercise of the underwriters’ option to purchase additional shares (or   % of our common shares outstanding after this offering if the underwriters exercise their option to purchase additional ADSs in full).
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies in the United States. These provisions include:
•
reduced disclosure about our executive compensation arrangements;

•
exemption from the non-binding advisory votes on executive compensation, including golden parachute arrangements; and

•
exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

Generally, we may take advantage of these exemptions for up to five years from the initial public offering of the ADSs or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our common shares (including in the form of ADSs) held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.
We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities registered under the Exchange Act.
Implications of Being a Foreign Private Issuer
Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of The Nasdaq Global Market, or Nasdaq. Consequently, we are not subject to all of the disclosure requirements applicable to U.S. public companies. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our executive officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.
In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, or Regulation FD, aimed at preventing issuers from making selective disclosures of material information.
Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. In order to maintain our current status as a foreign private issuer, either a majority of our outstanding voting securities must be directly or indirectly held of record by non-residents of the United States, or, if a majority of our outstanding voting securities are directly or indirectly held of record by residents of the United States, a majority of our executive officers or directors may not be United States citizens or residents, more than 50% of our assets cannot be located in the United States and our business must be administered principally outside the United States.
We have taken advantage of certain of these reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold equity securities.

THE OFFERING
ADSs Offered by Us
         ADSs, each ADS representing one common share (or        ADSs if the underwriters exercise in full their option to purchase an additional ADSs from us).
ADSs Offered by the Selling Shareholders
         ADSs, each ADS representing one common share.
Total ADSs Offered
         ADSs
Option to Purchase Additional ADSs
The underwriters have a 30-day option to purchase up to an additional         ADSs from us.
Common shares outstanding immediately after this
offering
        shares (or       shares if the underwriters exercise their option to purchase additional shares in full).
American Depositary Shares
Each ADS represents one common share, quota value approx. SEK 2.431906612 per share. As a holder of ADSs, you will not be treated as one of our shareholders and you will not have shareholder rights. You will have the rights of an ADS owner or holder (as applicable) as provided in the deposit agreement among us, the depositary and owners and holders of ADSs from time to time. To better understand the terms of the ADSs, see “Description of American Depositary Shares” in our accompanying base prospectus. We also encourage you to read the deposit agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part.
Use of Proceeds
We intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement). See “Use of Proceeds” on page S-18 for additional information. We will not receive any proceeds from ADSs sold by the selling shareholders, and the selling shareholders, including certain members of our board of directors, officers and employees, will receive all of the proceeds from sales of ADSs this offering sold by the selling shareholders. For more information on the selling shareholders, see “Selling Shareholders and Holders of American Depositary Shares.”
Risk Factors
Investing in the ADSs involves significant risks. You should read the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before deciding to purchase the ADSs.

Nasdaq Global Market
symbol
OLK
Depositary
The Bank of New York Mellon
Controlled Company
We are a “controlled company” within the meaning of the corporate governance rules of The Nasdaq Global Market. Upon completion of this offering, Knilo InvestCo AS will hold approximately  % of our total outstanding common shares (or approximately  % if the underwriters exercise their option to purchase         additional ADSs in full).
Unless otherwise stated in this prospectus supplement, the number of common shares outstanding excludes:
•
135,000 common shares issuable upon exercise of awards (including shares issuable upon the exercise of warrants resulting from the settlement of an award) under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2022 at an exercise price of $17.39 per common share as of September 30, 2022;

•
732,514 common shares reserved for future issuance upon the vesting of restricted stock units under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2022 as of September 30, 2022;

•
442,789 common shares issuable upon exercise of awards (including shares issuable upon the exercise of warrants resulting from the settlement of an award) under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2021 at an exercise price of $25.00 per common share as of September 30, 2022; and

•
278,944 common shares reserved for future issuance upon the vesting of restricted stock units under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2021 as of September 30, 2022.

Unless otherwise indicated, all information contained in this prospectus supplement also reflects and assumes:
•
no exercise of the outstanding equity awards described above; and

•
no exercise by the underwriters of their option to purchase up to       additional ADSs from us in this offering.

RISK FACTORS
Investing in the American Depositary Shares, or ADSs, involves a high degree of risk. You should carefully consider the risks and uncertainties described below and the other information contained in this prospectus supplement, the accompanying base prospectus and documents incorporated by reference herein, including our Annual Report on Form 20-F for the year ended December 31, 2021, before making an investment decision. The risks and uncertainties described below and incorporated by reference are not the only ones we face. Additional risks and uncertainties not presently known to us may also adversely affect our business. Our business, financial condition and/or results of operations could be materially and adversely affected if any of these risks occur, and as a result the trading price of the ADSs could decline and you could lose all or part of your investment.
This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially and adversely from those anticipated in these forward-looking statements as a result of certain factors.
Risks Related to this Offering
Our preliminary financial estimates represent management’s current estimates and are subject to change.
The preliminary financial information contained in “Prospectus Supplement Summary — Preliminary Financial Information and Key Indicators of Performance and Financial Condition” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of, and for the three months and year ended December 31, 2022 are subject to the completion of our financial statements as of such date, and for such period. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of, and for the three months and year ended December 31, 2022 may differ materially from the preliminary financial results we have provided as a result of completion of our final adjustments, audit by our independent registered public accountants and other developments arising between now and the time that our financial results for such period are finalized. Our independent registered public accountants have not audited, reviewed, compiled, or applied agreed-upon procedures on such preliminary financial results and accordingly do not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three months and year ended December 31, 2022 will be included in our annual report on Form 20-F for the year ended December 31, 2022. See the other risks described in this section and “Special Note Regarding Forward- Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report for the year ended December 31, 2022.
The market price of the ADSs may fluctuate significantly and you could lose all or part of your investment.
The market price of the ADSs is likely to be volatile and could be subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including:
•
actual or anticipated fluctuations in our financial condition and operating results;

•
announcements by us, our partners or our competitors of new products, significant contracts, strategic partnerships, joint ventures, collaborations, commercial relationships or capital commitments;

•
competition from existing products or new products that may emerge;

•
failure to meet or exceed financial estimates and projections of the investment community or that we provide to the public;

•
issuance of new or updated research or reports by securities analysts or recommendations for the ADSs;

•
securities or industry analysts ceasing coverage of us, or publishing inaccurate or unfavorable research about our business;

•
adverse regulatory announcements;

•
disputes or other developments related to proprietary rights, including patents, litigation matters, and our ability to obtain patent protection for our technologies;

•
commencement of, or our involvement in, litigation;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
market conditions in our markets;

•
manufacturing disputes or delays;

•
any change to the composition of the board of directors or key personnel;

•
expiration of contractual lock-up agreements with our executive officers and directors and shareholders;

•
general economic conditions and slow or negative growth of our markets;

•
the changing and volatile United States and global environments, including as a result of the COVID-19 pandemic and the public perception of pandemic associated risks;

•
share price and volume fluctuations attributable to inconsistent trading volume levels of the ADSs;

•
sales of the ADSs by members of our senior management and directors or our shareholders or the anticipation that such sales may occur in the future;

•
securities or industry analysts ceasing coverage of us, or publishing inaccurate or unfavorable research about our business;

•
investors’ general perception of us and our business;

•
announcement or expectation of additional debt or equity financing efforts; and

•
other factors described in this prospectus supplement, many of which are beyond our control.

These and other market and industry factors may cause the market price and demand for the ADSs to fluctuate substantially, regardless of our actual operating performance, which may limit or prevent investors from readily selling their ADSs and may otherwise negatively affect the liquidity of the ADSs. Prior to our initial public offering of ADSs in March 2021, there was no public market for the ADSs and common shares. Even though the ADSs are listed on Nasdaq, there can be no assurance that an active trading market for ADSs will be sustained. In the absence of an active trading market for the ADSs, investors may not be able to sell their ADSs at or above the offering price or at the time that they would like to sell. The lack of an active trading market may also reduce the fair market value of the ADSs. In addition, the stock market in general, and life science companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. If the market price of the ADSs after this offering does not exceed the offering price, you may not realize any return on your investment in us and may lose some or all of your investment.
We have broad discretion in the use of the net proceeds from the offering and may not use them effectively.
Our board of directors and management will have broad discretion in the application of the net proceeds from the offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of the ADSs. The failure by our board of directors and management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of the ADSs to decline and delay the introduction or launch of new products. Pending their use, we may invest the net proceeds from the offering in a manner that does not produce income or that loses value.
If you purchase the ADSs in the offering, you will experience substantial and immediate dilution.
If you purchase ADSs in this offering, you will experience immediate dilution in an amount equal to the difference between the purchase price per ADS and our then-net tangible book value per ADS. Assuming that an aggregate of 4,250,000 of ADSs are sold by us at an assumed public offering price of $24.11 per ADS, which was the last reported sale price of the ADSs on the Nasdaq Global Stock Market on January 17, 2023, and after deducting commissions and estimated offering expenses payable by us, you would experience immediate dilution of $22.23 per ADS, representing the difference between the assumed public offering price and our as adjusted net tangible book value after this offering. For a further description of the dilution that you will experience immediately after the offering, see the section of this prospectus supplement titled “Dilution.”
Future sales or issuances of the ADSs in the public markets, or the perception of such sales, could depress the trading price of the ADSs.
The sale of a substantial number of shares of the ADSs or other equity-related securities in the public markets, or the perception that such sales could occur, could depress the market price of the ADSs and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of the ADSs at any time pursuant to this prospectus supplement or in one or more separate offerings. We cannot predict the effect that future sales of ADSs or other equity-related securities would have on the market price of the ADSs.
ADS holders do not have the same rights as our shareholders.
ADS holders do not have the same rights as our shareholders. For example, ADS holders may not attend shareholders’ meetings or directly exercise the voting rights attaching to the common shares underlying their ADSs. ADS holders may vote only by instructing the depositary to vote on their behalf. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Sweden and the provisions of our articles of association or similar documents, to vote or to have its agents vote the deposited common shares as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so. Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender the ADSs and withdraw the common shares. However, you may not know about the meeting enough in advance to withdraw the common shares. We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote your common shares. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if your common shares are not voted as you requested. In addition, ADS holders have no right to call a shareholders’ meeting.
We are exposed to risks related to currency exchange rates.
The ADSs trade on the Nasdaq Global Market in U.S. dollars. Fluctuations in the exchange rate between the U.S. dollar and the Swedish Kronor (SEK) may result in temporary differences between the value of the ADSs and the value of our common shares, which may result in heavy trading by investors seeking to exploit such differences.
In addition, as a result of fluctuations in the exchange rate between the U.S. dollar and the Swedish Kronor, the U.S. dollar equivalent of the proceeds that a holder of ADSs would receive upon the sale in Sweden of any common shares withdrawn from the depositary and the U.S. dollar equivalent of any cash dividends paid in Swedish Kronor on our common shares represented by ADSs could also decline.
Holders of ADSs may not be able to participate in equity offerings we may conduct from time to time.
Certain shareholders and holders of ADSs, including those in the United States, may, even in the case where preferential subscription rights have not been cancelled or limited, not be entitled to exercise such rights, unless the offering is registered or the common shares are qualified for sale under the relevant regulatory framework. As a result, there is the risk that investors may suffer dilution of their holdings should they not be permitted to participate in preference right equity or other offerings that we may conduct in the future.
Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying common shares.
ADSs are transferable on the books of the depositary. However, the depositary may close its books at any time or from time to time when it deems expedient in connection with the performance of its duties. The depositary may refuse to deliver, transfer or register transfers of ADSs generally when our books or the books of the depositary are closed, or at any time if we or the depositary think it is advisable to do so because of any requirement of law, government or a governmental body, or under any provision of the deposit agreement, or for any other reason, subject to the right of ADS holders to cancel their ADSs and withdraw the underlying common shares. Temporary delays in the cancellation of the ADSs and withdrawal of the underlying common shares may arise because the depositary has closed its transfer books or we have closed our transfer books, and in other circumstances such as corporate actions including voting and dividend distributions. In addition, ADS holders may not be able to cancel their ADSs and withdraw the underlying common shares when they owe money for fees, taxes and similar charges and when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of common shares or other deposited securities.
Holders of common shares, including common shares represented by ADSs that acquire ADSs and/or common shares exceeding 30% of the total number of voting rights in the company will, according to Swedish law, be required to launch a takeover bid in respect of the remaining common shares in the company and ADSs representing common shares.
The Swedish Stock Market (Takeover Bids) Act (SFS 2006:451), or the Takeover Act, contains provisions governing takeover bids regarding shares and depositary shares which apply in conjunction with the acquisition of shares or depositary shares in a Swedish limited company whose shares or depositary shares are admitted to trading on a regulated market in the European Economic Area or a comparable market outside the European Economic Area. The Nasdaq Global Market is a comparable market outside the European Economic Area and as such the provisions of the Takeover Act are applicable to Olink’s common shares and the ADSs representing its common shares. The Takeover Act stipulates that a party who holds no shares or depositary shares or holds shares or depositary shares representing less than 30% of the voting rights of all shares and depositary shares in a company and who, through acquisition of shares or depositary shares in a company, alone or together with a closely related party, attains a shareholding (including holdings of depositary shares) representing at least 30% of the voting rights for all shares and depositary shares in the company shall (i) immediately make public the extent of his or her holdings in the company, and (ii) within four weeks thereafter launch a takeover bid in respect of the remaining shares and depositary shares in the company (mandatory bid).
Holders of ADSs and shareholders should be observant of the size of the voting rights attached to their holdings of ADSs and common shares as the requirement in the Takeover Act to make a mandatory bid on all ADSs and common shares in Olink will be applicable as soon as the voting rights of any party (alone or together with a closely related party) reaches 30% of all outstanding voting rights in Olink. A mandatory bid process is associated with high costs and the outcome of such procedures are hard to predict. Each holder of ADSs and/or common shares in Olink should consult its advisors regarding the potential application of these rules prior to an investment in our common shares and the ADSs.
If we were to be classified as a passive foreign investment company, there could be adverse United States tax consequences to certain U.S. Holders.
Under the Internal Revenue Code of 1986, as amended (the “Code”), we will be a “passive foreign investment company” for United States federal income tax purposes, or a PFIC, for any taxable year in which (1) 75% or more of our gross income consists of passive income or (2) 50% or more of the average quarterly value of our assets consists of assets that produce, or are held for the production of, passive income. If we are a PFIC for any taxable year during which a U.S. Holder (as defined below in “Material Income Tax Considerations — Material U.S. Federal Income Tax Considerations for U.S. Holders”) holds our common shares or ADSs, the U.S. Holder may be subject to adverse tax consequences regardless of whether we continue to qualify as a PFIC, including ineligibility for any preferred tax rates on capital gains or on actual or deemed dividends, interest charges on certain taxes treated as deferred and additional reporting requirements.
A separate determination must be made after the close of each taxable year as to whether we are a PFIC for that year. Our status as a PFIC depends on the value of our assets and the composition of our income and assets. The value of our assets for purposes of the asset test will generally be calculated using the market price of our common shares and ADSs, which may fluctuate considerably. Fluctuations in the market price of common shares and ADSs may result in our being a PFIC for any taxable year. In addition, the composition of our assets will also be affected by how, and how quickly, we spend the cash we raise in any offering, including this offering. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. We do not believe we were classified as a PFIC during the taxable year ended December 31, 2022 and, based on the current and expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for our current taxable year. However, no assurances regarding our PFIC status can be provided for the current taxable year or any past or future taxable years.
If a United States person is treated as owning at least 10% of the value or voting power of our common shares or ADSs, such holder may be subject to adverse U.S. federal income tax consequences.
If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the aggregate value or voting power of our common shares or ADSs, such person may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group (if any), which may subject such person to adverse U.S. federal income tax consequences. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether we are treated as a controlled foreign corporation or whether any holder of our common shares or ADSs is treated as a United States shareholder with respect to any such controlled foreign corporation or furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. Each U.S. Holder of our common shares and ADSs should consult its advisors regarding the potential application of these rules to an investment in our common shares and ADSs.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the information incorporated by reference herein and therein contain express or implied “forward-looking statements,” as defined under the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “seek,” “plan,” “outlook,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “currently,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. You should not place undue reliance on these statements because they involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward- looking statements. The forward-looking statements and opinions contained in this prospectus supplement are based on our management’s beliefs and assumptions and are based upon information currently available to our management as of the date of this prospectus supplement and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. The forward-looking statements contained in this prospectus supplement should be read in conjunction with, and are subject to and qualified by, the risks described in the “Risk Factors” section of the company’s Annual Report on Form 20-F, and in the company’s other filings with the SEC. Forward- looking statements contained in this prospectus supplement include, but are not limited to, statements about:
•
our expectations regarding revenue and other operating results, including our preliminary estimates for the three months and year ended December 31, 2022;

•
estimates of our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements and our needs for additional financing;

•
our ability to successfully implement our commercial launch plans;

•
the implementation of our business model and strategic plans for our business, products and services;

•
our plan to increase our library to grow beyond 6,000 protein biomarker targets over time;

•
our expectations regarding the rate and degree of market acceptance of our product lines;

•
the impact of our products and our proprietary technology, Proximity Extension Assay, on the field of proteomics and the size and growth of the addressable proteomics market;

•
our competitive position, and developments and projections relating to our competitors and our industry, including estimates of the size and growth potential of the markets for our products;

•
the timing, scope or likelihood of domestic and foreign regulatory filings and approvals;

•
our ability to manage and grow our business and commercialize our product lines;

•
our ability to develop and commercialize new products;

•
the performance of third-party manufacturers and suppliers;

•
our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

•
the potential effects of government regulation;

•
our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals, including sales and marketing personnel;

•
our ability to obtain additional financing in future offerings;

•
our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

•
occurrence of cyber incidents or failure by us or our third-party service providers to maintain cybersecurity;

•
the quarterly progression of our business as it relates to the seasonal nature of our customers’ buying patterns;

•
the impact of local, regional, and national and international economic conditions and events; and

•
the continuing impact of COVID-19 on our business.

You should refer to the section titled “Risk Factors” included in this prospectus supplement and the documents incorporated by reference herein for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
The forward-looking statements in this prospectus supplement represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
You should read this prospectus supplement and the documents that we reference in this prospectus supplement and have filed as exhibits to the registration statement of which this prospectus supplement is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of ADSs in this offering will be approximately $      million, or $      million if the underwriters exercise their option to purchase additional ADSs in full, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.
We currently intend to use the net proceeds from this offering primarily for general corporate purposes, which may include working capital and capital expenditures, expenses related to research, clinical development and commercial efforts, general and administrative expenses, and potential acquisitions of, or investments in, companies, technologies, products or assets that complement our business (although we have no current commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement).
This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. We may also use a portion of the net proceeds to in-license, acquire, or invest in additional businesses, technologies, products or assets. We cannot predict with certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the amounts that we will actually spend on the uses set forth above. Predicting the cost necessary to develop and commercialize products can be difficult and the amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our products and any unforeseen cash needs. Our management will retain broad discretion over the allocation of the net proceeds from this offering.
Pending our use of proceeds from this offering, we plan to invest these net proceeds in a variety of capital preservation instruments, including short-term, interest bearing obligations and investment- grade instruments.
We will not receive any proceeds from ADSs sold by the selling shareholders, and the respective selling shareholders, including certain members of our board of directors, officers and employees, will receive all of the proceeds from sales of ADSs this offering sold by such selling shareholders. For more information on the selling shareholders, see “Selling Shareholders and Holders of American Depositary Shares.”

SELLING SHAREHOLDERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES
The following table sets forth information with respect to the beneficial ownership of our common shares as of December 31, 2022, and following the completion of this offering, for each selling shareholder and holder of ADSs.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include common shares that can be acquired within 60 days of December 31, 2022. Percentage ownership calculations for shares beneficially owned prior to and after this offering are based on 119,098,118 common shares outstanding as of December 31, 2022 and include common shares held in the form of ADSs.
Except as otherwise indicated, all of the shares reflected in the table are common shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.
Except as otherwise indicated in the table below, addresses of the selling shareholders below are c/o Olink Holding AB (publ), Uppsala Science Park, SE-751 83, Uppsala, Sweden.
	Shares beneficially owned prior to the offering		Shares to be sold in this offering		Shares beneficially owned after the offering
Name of Selling Shareholder	Shares	%	Shares	%	Shares	%
Jon Heimer Invest AB(1)	4,053,287	3.4	1,000,000	*	3,053,287	2.5
Landegren Gene Technology AB(2)	3,233,279	2.7	323,328	*	2,909,951	*
Teotuva AB(3)	359,375	*	90,000	*	269,375	*
Carl Raimond	313,249	*	65,000	*	248,249	*
Dalama AB(4)	782,878	*	50,000	*	732,878	*
Nick Roelofs	153,034	*	20,000	*	133,034	*
Heistbaron Togglewaggle AB(5)	354,070	*	17,700	*	336,370	*
Fredrik Netzel	64,698	*	15,000	*	49,698	*

*
Represents beneficial ownership of less than one percent.

(1)
Consists of common shares held indirectly. Voting and investment decisions with respect to common shares held by or for the benefit of Jon Heimer Invest AB are made by Jon Heimer, the CEO of Olink.

(2)
Consists of common shares. Voting and investment decisions with respect to common shares held by Landegren Gene Technology AB are made by Ulf Landegren.

(3)
Consists of common shares represented by ADSs held indirectly by Teotuva AB. Erika Assarsson, a current employee of Olink, indirectly exercises sole voting and investment power over the shares.

(4)
Consists of common shares represented by ADSs held indirectly by Dalama AB. Andrea Ballagi, a current employee of Olink, indirectly exercises sole voting and investment power over the shares.

(5)
Consists of common shares held indirectly by Heistbaron Togglewaggle AB. Voting and investment decisions with respect to common shares held by Heistbaron Togglewaggle AB are made by Rickard El Tarzi, a current employee of Olink.

DILUTION
If you invest in the ADSs in this offering, your ownership interest will be immediately diluted to the extent of the difference between the price per ADS you pay in this offering and the net tangible book value per ADS immediately after this offering. As of September 30, 2022, we had a net tangible book value of $135.6 million, or $1.14 per common share (equivalent to $1.14 per ADS). Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of common shares outstanding on September 30, 2022, including common shares outstanding represented by ADSs. Dilution with respect to net tangible book value per ADS represents the difference between the amount per ADS paid by purchasers of ADSs in this offering and the net tangible book value per ADS immediately after this offering.
After giving effect to the sale of 4,250,000 ADSs by us in this offering at the assumed public offering price of $24.11 per ADS, the last reported sale price of the ADSs on Nasdaq on January 17, 2023, and after deducting the underwriting discounts and commissions payable by us, our adjusted net tangible book value as of September 30, 2022 would have been $1.88 per common share (equivalent to $1.88 per ADS). This represents an immediate increase in adjusted net tangible book value of $0.74 per ADS to existing investors and immediate dilution of $22.23 per ADS to new investors attributable to this offering. The following table illustrates this dilution to new investors purchasing ADSs in this offering on a per ADS basis:
Assumed public offering price per ADS		$24.11
Net tangible book value per ADS as of September 30, 2022	$1.14
Increase in net tangible book value per ADS attributable to this offering		$0.74
As adjusted net tangible book value per ADS as of September 30, 2022, after giving effect to this offering		$1.88
Dilution per ADS to new investors purchasing the ADSs in this offering		$22.23
If the underwriters exercise their option to purchase additional ADSs in full, the as adjusted net tangible book value per ADS after the offering would be $2.03, the increase in net tangible book value per ADS to existing shareholders would be $0.89 and the immediate dilution in net tangible book value per ADS to new investors in this offering would be $22.08.
The table and discussion above exclude:
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135,000 common shares issuable upon exercise of awards (including shares issuable upon the exercise of warrants resulting from the settlement of an award) under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2022 at an exercise price of $17.39 per common share as of September 30, 2022;

•
732,514 common shares reserved for future issuance upon the vesting of restricted stock units under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2022 as of September 30, 2022;

•
442,789 common shares issuable upon exercise of awards (including shares issuable upon the exercise of warrants resulting from the settlement of an award) under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2021 at an exercise price of $25.00 per common share as of September 30, 2022; and

•
278,944 common shares reserved for future issuance upon the vesting of restricted stock units under our 2021 Amended and Restated Incentive Award Plan relating to LTI 2021 as of September 30, 2022.

Unless otherwise indicated, all information contained in this prospectus supplement also reflects and assumes:
•
no exercise of the outstanding equity awards described above; and

•
no exercise by the underwriters of their option to purchase up to             additional ADSs from us in this offering.

To the extent that outstanding options are exercised, new options are issued or we issue additional common shares or ADSs in the future, there will be further dilution to investors participating in this offering.

UNDERWRITING
We, the selling shareholders, and the underwriters named below have entered into an underwriting agreement with respect to the ADSs being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of ADSs indicated in the following table. Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC are the representatives of the underwriters.
Underwriters	Number of ADSs
Goldman Sachs Bank Europe SE
J.P. Morgan Securities LLC
SVB Securities LLC
Canaccord Genuity LLC
Total	5,831,028
The underwriters are committed to take and pay for all of the ADSs being offered, if any are taken, other than the ADSs covered by the option described below unless and until this option is exercised.
The underwriters have an option to buy up to an additional         ADSs from us to cover sales by the underwriters of a greater number of ADSs than the total number set forth in the table above. They may exercise that option for 30 days. If any ADSs are purchased pursuant to this option, the underwriters will severally purchase ADSs in approximately the same proportion as set forth in the table above.
The following tables show the per ADS and total underwriting discounts and commissions to be paid to the underwriters by us and the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to        additional ADSs from us.
Paid by us
	No Exercise	Full Exercise
Per ADS	$	$
Total	$	$
Paid by the selling shareholders
Per ADS	$	$
Total	$	$
ADSs sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any ADSs sold by the underwriters to securities dealers may be sold at a discount of up to $      per ADS from the public offering price. After the offering of the ADSs, the representatives may change the offering price and the other selling terms. The offering of the ADSs by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of ADSs made outside of the United States may be made by affiliates of the underwriters.
We, our directors and officers, Knilo InvestCo AS and the selling shareholders have agreed that, without the prior written consent of Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 90 days after the date of this prospectus, or the restricted period:
•
offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of, directly or indirectly, any common shares or ADSs, or any options or warrants to purchase any common shares or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive common shares or ADSs; or

•
engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any common shares or ADSs or derivative instruments;

whether any such transaction described above is to be settled by delivery of common shares or ADSs or other securities, in cash or otherwise. In addition, we and each such person agreed that, without the prior written consent of Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC on behalf of the underwriters, we or such other person will not, during the restricted period, make any demand for, or exercise any right with respect to, the registration of any common shares or ADSs or any security convertible into or exercisable or exchangeable for common shares or ADSs.
The restrictions described in the immediately preceding paragraph do not apply to our directors, officers, Knilo InvestCo AS and the selling shareholders:
•
with respect to a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in the lock-up agreement and provided further that no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
with respect to any trust for the direct or indirect benefit of the holder or the immediate family of the holder, provided that (i) the trustee of the trust agrees to be bound in writing by the restrictions set forth in the lock-up agreement, (ii) any such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
if the holder is not our officer or director, in connection with the sale of the holder’s or its affiliate’s common shares, ADSs or any security convertible into or exercisable or exchangeable for common shares or ADSs acquired in the offering or in open market transactions after the completion of the offering, provided that no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
if the holder is a corporation, partnership, limited liability company, trust or other business entity (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the holder, or to any investment fund or other entity that is controlled or managed by, under common management or control with, or controls or manages the holder or affiliates of the holder, or (B) as part of a distribution, transfer or disposition by the holder to any of its shareholders, direct, indirect or limited partners, members, beneficiaries or other equity holders; provided, however, that (i) in the case of any transfer or disposition contemplated by clauses (A) or (B) above, it shall be a condition to the transfer or disposition that the transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
to us or to Knilo InvestCo AS (or any of their assignees or designees) in connection with (A) the exercise, vesting, exchange or settlement of options, warrants, restricted stock units or other rights to acquire common shares or ADSs granted pursuant to the our equity incentive plans or other rights described in this prospectus for the offering and outstanding on the date of the underwriting agreement or (B) a vesting or settlement event of our securities or upon the exercise of options to purchase our securities on a “cashless” or “net exercise” basis solely to the extent permitted by the instruments representing such options pursuant to our equity incentive plans as described in this prospectus for the offering and solely to cover withholding tax obligations in connection with such transaction and any transfer to us for the payment of taxes as a result of such transaction, provided that (i) any such shares issued upon exercise, vesting, exchange or settlement of such option, warrant, restricted stock unit or other right (in the case of a net exercise or tax withholding transaction, after giving effect to the settlement of such net exercise or tax withholding transaction) shall be subject to the restrictions on transfer set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);
•
to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under the clauses above, provided that (i) such common shares, ADSs or any security convertible into or exercisable or exchangeable for common shares or ADSs will continue to be subject to the restrictions set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
by will or intestacy, provided that (i) the legatee, heir or other transferee, as the case may be, agrees to be bound in writing by the restrictions set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
to any immediate family member, provided that (i) such family member agrees to be bound in writing by the restrictions on transfer set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
pursuant to a court order or a settlement agreement related to the distribution of assets in connection with the dissolution of a marriage or civil union, provided that (i) such transferee agrees to be bound in writing by the restrictions set forth in the lock-up agreement and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
to Knilo InvestCo AS (or its assignees or designees) pursuant to agreements in effect as of the date of this prospectus for the offering under which Knilo InvestCo AS has (A) the option to repurchase such securities or (B) a right of first refusal with respect to transfers of such securities upon termination of service of the holder, provided that no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
under a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the holder’s common shares or ADSs, provided that (i) such plan does not provide for any transfers of common shares or ADSs during the restricted period and (ii) no filing under the Exchange Act or public announcement shall be required or shall be voluntarily made during the restricted period (other than a filing on Schedule 13D or Schedule 13G made after the restricted period);

•
pursuant to the underwriting agreement; or

•
to an endowment insurance provider for which the undersigned is the holder or beneficiary provided that the undersigned (i) irrevocably instructs the relevant endowment insurance provider to fully adhere to the lock-up agreement with respect to the transferred ADSs or common shares as if such insurance provider is the undersigned and (ii) provides a copy of the executed lock-up agreement to such insurance provider.

The restrictions on transfers or other dispositions by us described above do not apply to:
•
the ADSs to be sold in this offering;

•
shares or any securities (including without limitation options, restricted stock or restricted stock units) convertible into, or exercisable for, shares pursuant to any employee stock option plan, incentive plan, stock plan, dividend reinvestment plan or otherwise in equity compensation arrangements in place as of the date of this prospectus and described herein;

•
the grant of awards pursuant to employee equity-based compensation plans, incentive plans, stock plans, or other arrangements in place as of the date of this prospectus and described herein;

•
our filing of a registration statement on Form S-8 in connection with the registration of shares issuable under any employee equity based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by our board of directors prior to the date of this prospectus and described herein; or

•
the issuance of up to 5% of the outstanding shares in connection with the acquisition of the assets of, or a majority or controlling portion of the equity of, or a joint venture with another entity in connection with the acquisition by us or any of our subsidiaries of such entity, provided that each recipient of such issuance executes and delivers a lock-up agreement.

Goldman Sachs Bank Europe SE and J.P. Morgan Securities LLC, in their joint discretion, may release the common shares and other securities subject to the lock-up agreements described above in whole or in part at any time.
The public offering price has been negotiated among us and the representatives. Among the factors considered in determining the public offering price of the ADSs, in addition to prevailing market conditions, were our historical performance, estimates of our business potential and earnings prospects, an assessment of our management and the consideration of the above factors in relation to market valuation of companies in related businesses.
The ADSs are listed on The Nasdaq Global Market under the symbol “OLK”.
In connection with the offering, the underwriters may purchase and sell ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of ADSs than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional ADSs for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional ADSs from us or purchasing ADSs in the open market. In determining the source of ADSs to cover the covered short position, the underwriters will consider, among other things, the price of ADSs available for purchase in the open market as compared to the price at which they may purchase additional ADSs pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional ADSs for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing ADSs in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the ADSs in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of ADSs made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the ADSs. As a result, the price of the ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market or otherwise.
We estimate that our share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $      million. We have agreed to reimburse the underwriters for certain of their expenses in an amount up to $35,000.
We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to the issuer and to persons and entities with relationships with the issuer, for which they received or will receive customary fees and expenses. For example, certain of the underwriters also served as underwriters in our initial public offering.
In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer. For example, in connection with this offering, certain of the underwriters may be counterparties to foreign exchange hedging transactions with certain of the selling shareholders or their affiliates. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Other than in the United States, no action has been taken by us, the selling shareholders, or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities (the “Securities”) have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of Securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of Securities shall require us or any representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any Securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any Securities to be offered so as to enable an investor to decide to purchase or subscribe for any Securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
No securities have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority, except that the securities may be offered to the public in the United Kingdom at any time:
(a)
to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(c)
in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the securities shall require us or any of the representatives to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public”
in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.
EU and UK Product Governance Requirements
Solely for the purposes of the product governance requirements contained within: (a) Regulation (EU) No 600/2014 as it forms part of domestic U.K. law by virtue of the European Union Withdrawal Act (“EUWA”) (“U.K. MiFIR”); and (b) the FCA Handbook Product Intervention and Product Governance Sourcebook (together, the “U.K. MiFIR Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the U.K. MiFIR Product Governance Requirements) may otherwise have with respect thereto, the shares have been subject to a product approval process, which has determined that the shares are: (i) compatible with an end target market of retail clients as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA, professional clients as defined in U.K. MiFIR, and eligible counterparties as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”); and (ii) eligible for distribution through all distribution channels as are permitted by U.K. MiFIR (the “U.K. Target Market Assessment”). Notwithstanding the U.K. Target Market Assessment, distributors should note that: the price of the shares may decline and investors could lose all or part of their investment; the shares offer no guaranteed income and no capital protection; and an investment in the shares is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The U.K. Target Market Assessment is without prejudice to the requirements of any contractual, legal or regulatory selling restrictions in relation to the Offering. Furthermore, it is noted that, notwithstanding the U.K. Target Market Assessment, the Managers will only procure investors who meet the criteria of professional clients and eligible counterparties in the United Kingdom.
Solely for the purposes of the product governance requirements contained within: (a) EU Directive 2014/65/EU on markets in financial instruments, as amended (“MiFID II”); (b) Articles 9 and 10 of Commission Delegated Directive (EU) 2017/593 supplementing MiFID II; and (c) local implementing measures (together, the “MiFID II Product Governance Requirements”), and disclaiming all and any liability, whether arising in tort, contract or otherwise, which any “manufacturer” (for the purposes of the MiFID II Product Governance Requirements) may otherwise have with respect thereto, the securities that are the subject of the offering have been subject to a product approval process, which has determined that the securities are: (i) compatible with an end target market of retail investors and investors who meet the criteria of professional clients and eligible counterparties, each as defined in MiFID II; and (ii) eligible for distribution through all distribution channels as are permitted by MiFID II (the “Target Market Assessment”). Notwithstanding the Target Market Assessment, distributors should note that: the price of the securities may decline and investors could lose all or part of their investment; the securities offer no guaranteed income and no capital protection; and an investment in the securities is compatible only with investors who do not need a guaranteed income or capital protection, who (either alone or in conjunction with an appropriate financial or other adviser) are capable of evaluating the merits and risks of such an investment and who have sufficient resources to be able to bear any losses that may result therefrom. The Target Market Assessment is without prejudice to the requirements of any contractual, legal or regulatory selling restrictions in relation to the offering. Furthermore, it is noted that, notwithstanding the Target Market Assessment, the underwriters will only procure investors who meet the criteria of professional clients or eligible counterparties.
For the avoidance of doubt, the U.K. Target Market Assessment and the Target Market Assessment do not constitute: (a) an assessment of suitability or appropriateness for the purposes of U.K. MiFIR or MiFID II; or (b) a recommendation to any investor or group of investors to invest in, or purchase, or take any other action whatsoever with respect to, the securities.
Each distributor is responsible for undertaking its own target market assessment in respect of the securities and determining appropriate distribution channels.
Canada
The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The securities may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies

(Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (Companies (Winding Up and Miscellaneous Provisions) Ordinance) or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the Securities and Futures Ordinance), or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.
Japan
The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (SFA)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).
Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the securities under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.
Switzerland
This prospectus is not intended to constitute an offer or solicitation to purchase or invest in the ADSs. The ADSs may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (FinSA) and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to, the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading venue (exchange or multilateral trading facility) in Switzerland.
Neither this document nor any other offering or marketing material relating to the ADSs constitutes a prospectus pursuant to the FinSA, and neither this document nor any other offering or marketing material relating to the ADSs or the offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the offering, the company, or the ADSs has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of ADSs will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of ADSs has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of ADSs.
United Arab Emirates
The ADSs have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Goodwin Procter LLP, New York, NY, will be representing us in connection with this offering. Advokatfirman Delphi KB, Stockholm, Sweden will pass upon the validity of the common shares represented by the ADSs offered hereby and other legal matters concerning this offering relating to Swedish law. Legal counsel to the underwriters in connection with this offering are Cooley LLP, New York, NY with respect to U.S. federal law, Advokatfirmaet Schjødt AS, filial, Stockholm, Sweden with respect to certain matters of Swedish law and Advokatfirmaet Schjødt AS, Oslo, Norway with respect to certain matters of Norwegian law. Legal counsel to the selling shareholders in connection with this offering are Baker & McKenzie Advokatbyrå KB, Stockholm, Sweden as to Swedish law matters and Baker & McKenzie LLP, New York, NY as to U.S. federal law.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the reports of ÖhrlingsPricewaterhouseCoopers AB, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Öhrlings PricewaterhouseCoopers AB is Torsgatan 21, SE-113 97 Stockholm, Sweden.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement (including amendments and exhibits to the registration statement) on Form F-3 under the Securities Act with respect to the ADSs offered in this prospectus. This prospectus supplement, which forms a part of the registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules to the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits and schedules for that information. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus supplement relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.
The SEC maintains an Internet website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers, like us, that file electronically with the SEC. We maintain a corporate website at www.olink.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. Those reports may be inspected without charge at the website locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
As a foreign private issuer, we are also exempt from the requirements of Regulation FD which, generally, are meant to ensure that select groups of investors are not privy to specific information about an issuer before other investors. We are, however, still subject to the anti-fraud and anti-manipulation rules of the SEC, such as Rule 10b-5. Since many of the disclosure obligations required of us as a foreign private issuer are different than those required of U.S. domestic reporting companies, our shareholders, potential shareholders and the investing public in general should not expect to receive information about us in the same amount, or at the same time, as information is received from, or provided by, other U.S. domestic reporting companies. We are only liable for violations of the rules and regulations of the SEC that apply to us as a foreign private issuer.
We will send the depositary a copy of all notices of shareholders meetings and other reports, communications and information that are made generally available to shareholders. The depositary has agreed, upon our request and in accordance with the deposit agreement, to send to all holders of ADSs a notice containing the information (or a summary of the information) contained in any notice of a meeting of our shareholders received by the depositary or otherwise will make available to all holders of ADSs such notices and all such other reports and communications received by the depositary.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
We have elected to incorporate the following documents into this prospectus supplement, together with all exhibits filed therewith or incorporated therein by reference, to the extent not otherwise amended or superseded by the contents of this prospectus supplement:
•
Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 17, 2022;

•
Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 7, 2022, April 7, 2022, August 31, 2022 (excluding exhibits) and November 10, 2022 (Exhibit 99.2 only); and

•
The description of our common shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on March 22, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-40277).

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus.
All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Olink Holding AB (publ), Attention: Oskar Hjelm, Uppsala Science Park, SE-751 83, Uppsala, Sweden. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.olink.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to the ADSs.

PROSPECTUS
Common Shares
American Depositary Shares Representing Common Shares
Debt Securities
Warrants
Units
We and/or any selling security holder may offer and sell from time to time up to an indeterminate number of our: common shares; American Depositary Shares, or ADSs, representing common shares; senior or subordinated debt securities; warrants to purchase any securities that may be sold under this prospectus; units or any combination of these securities as described in this prospectus. We will describe in a prospectus supplement the securities we are offering and selling, as well as the specific terms of the securities. We may also authorize one or more free writing prospectuses to be provided to you in connection with each offering of the securities. Any prospectus supplement and related free writing prospectuses may also add, update or change information contained in this prospectus. For more detailed information, see “Plan of Distribution” on page 47. We will not receive any proceeds from the sale of securities by our selling security holders.
We and/or our selling security holders may offer these securities in amounts, at prices and on terms determined at the time of offering. We and/or our selling security holders may sell the securities through public or private transactions directly to you, through agents, or through underwriters and dealers on or off the Nasdaq Global Market. If we and/or our selling security holders use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and the accompanying prospectus supplement and any free writing prospectus, as well as the documents incorporated by reference, or deemed incorporated by reference into this prospectus, carefully before you invest.
The ADSs are listed on The Nasdaq Global Market under the symbol “OLK”. A separate Registration Statement on Form F-6 for the registration of American Depositary Shares issuable upon deposit of the common shares was previously filed with the Securities and Exchange Commission and was effective on March 24, 2021 (File No. 333-254427). If we decide to list any of these other securities on a national securities exchange upon issuance, the applicable prospectus supplement to this prospectus will identify the exchange and the date when we expect trading to begin. The last reported sale price of the ADSs on The Nasdaq Global Market on January 17, 2023 was $24.11 per ADS.
We are an “emerging growth company” and a “foreign private issuer”, each as defined under U.S. federal securities laws and, as such, are subject to reduced public company reporting requirements for this prospectus and future filings. See “The Company — Implications of Being an Emerging Growth Company” and “The Company — Implications of Being a Foreign Private Issuer.”

Investing in our securities involves risks. See “Risk Factors” beginning on page 4 of this prospectus and in the applicable prospectus supplement and any related free writing prospectus and in the documents that are incorporated by reference into this prospectus or the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.
None of the Securities and Exchange Commission, the Swedish Financial Supervisory Authority or any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is January 18, 2023.

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ABOUT THIS PROSPECTUS
This prospectus is part of an automatic shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.
Under this shelf registration process, we and/or our selling security holders may offer the securities described in this prospectus from time to time at prices and on terms to be determined by market conditions at the time of offering. Registration of the securities covered by this prospectus does not mean that these securities will necessarily be offered or sold. This prospectus provides you with a general description of the securities we and/or our selling security holders may offer. Each time we and/or our selling security holders offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities.
A prospectus supplement may include a discussion of risks or other special considerations applicable to us or the offered securities. A prospectus supplement or any free writing prospectus may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you must rely on the information in the prospectus supplement. Please carefully read both this prospectus, including the information incorporated by reference into this prospectus, and the applicable prospectus supplement or any free writing prospectus together with additional information described under the heading “Where You Can Find More Information.” This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”
We and/or our selling security holders may sell the securities directly to or through underwriters, dealers or agents. We and/or our selling security holders, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we and/or our selling security holders do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:
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the names of those underwriters or agents;

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applicable fees, discounts and commissions to be paid to them;

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details regarding over-allotment options, if any; and

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the net proceeds to us or our selling security holders.

We have not authorized any broker-dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and the accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying supplement to this prospectus and any free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy securities, nor do this prospectus and the accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus and the accompanying prospectus supplement or any free writing prospectus speaks only as of their respective dates and may not reflect subsequent changes in our business, financial condition, results of operations and prospects even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
This prospectus, any applicable prospectus supplement and the information incorporated herein or therein by reference contains or may contain market data, industry statistics and other data that have been obtained or compiled from information made available by independent third parties. We have not independently verified the accuracy and completeness of such data. Nevertheless, we are responsible for the information in the prospectus.

Unless otherwise indicated or the context otherwise requires, all references in this prospectus to the terms “Olink Holding AB (publ),” “Knilo HoldCo,” “Knilo,” “Olink,” “the company,” “we,” “us” and “our” refer to Olink Holding AB (publ) and its wholly owned subsidiaries.
Until March 7, 2019, when referring to Olink Proteomics Holding AB and its subsidiaries collectively, they are referred to herein as the “Predecessor”. References to the “Olink Acquisition” refer to the acquisition of Olink Proteomics Holding AB by Knilo HoldCo AB through the subsidiary Knilo BidCo AB.
We own various trademark registrations and applications, including PROSEEK in the European Union, United Kingdom and China, the trademark application NPX in the European Union, the trademark applications PEA and PROXIMITY EXTENSION in the European Union and the United States, and the trademark registrations or applications OLINK,   and  in the European Union, United States, Canada, China, United Kingdom, Japan, Norway, Singapore and a number of other countries. All other trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trademarks, trade names or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PRESENTATION OF FINANCIAL INFORMATION
We prepare our audited consolidated financial statements in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board. None of our financial statements were prepared in accordance with generally accepted accounting principles in the United States. All references in this prospectus to “$” are to U.S. dollars and all references to “SEK” are to Swedish Kronor.
We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

THE COMPANY
The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus together with the more detailed information incorporated by reference in this prospectus.
Overview
Our purpose is to enable and accelerate the field of proteomics by providing a platform of products and services, developed with key opinion leaders (KOLs), that are deployed across major biopharmaceutical companies and leading clinical and academic institutions, to deepen the understanding of real-time human biology and drive 21st century healthcare through actionable and impactful science. Since our inception, we have served a customer base of more than 850 customer accounts in over 40 countries worldwide. We support many of the world’s largest 40 biopharmaceutical companies by revenue and many leading academic institutions. Many of these customers have carefully vetted and validated our technology before adopting Olink as part of their drug development programs. Our platform has been significantly validated, as evidenced by use of our products in studies that have been published in more than 1,000 peer-reviewed publications. We support our customers in understanding real-time human biology through proteomics by providing clarity on mechanistic biology and pathways that drive disease; by identifying novel and causal drug targets, which guides candidate drug development; by revealing predictive biomarkers for drug response, disease risk and outcomes, which identifies which patients have the potential to benefit the most from new therapies and treatments; and by detecting and characterizing indicators of disease and health to manage patient wellness more proactively. Our products and services play a role in decoding the biology of almost all disease areas and are used most frequently in immunology, oncology, neurology, cardiovascular and metabolic diseases.
Our current offerings are based on our proprietary and patented Proximity Extension Assay, or PEA, technology, which enables researchers to use one platform from discovery to clinical trials to diagnostic applications utilizing a significant, established infrastructure of labs and installed instrumentation. PEA comprises three product lines: Explore, Target, and Focus, including our Signature platform, each of which allows scientists to detect and quantify protein biomarker targets. Our library of protein biomarker targets is focused on circulating proteins with clinical utility, and we believe that it is among the world’s largest extensively validated protein libraries. To achieve a consistently high assay performance that does not compromise data quality of each protein biomarker target in our protein library, we have developed our own comprehensive validation framework with regulatory processes in mind, covering relevant, critical performance criteria such as specificity, sensitivity, dynamic range and precision. Our scalable high-throughput platform is differentiated from that of our competitors, as it is well-suited for a broad range of studies, from small to large scale, offering validated single-plex performance in a high-multiplex assay, designed to provide consistently high-quality data and address our customers’ needs across a broad range of applications. Hence, we believe the PEA platform is well positioned to support customers in the emerging high-throughput, high-plex proteomics use-cases and our customers utilize our platform for a variety of needs, from protein biomarker discovery in high-multiplex to clinical decision making. The first diagnostic protein signature for monitoring and disease progression in Multiple Sclerosis (MS) based on PEA is being made available by Octave Biosciences in the diagnostics market. Test access is being offered as a service through their Clinical Laboratory Improvement Amendments (CLIA) certified lab based on custom developed kit products delivered by Olink. While our revenues and growth have historically been driven by the research market, we expect diagnostic applications of our platform will drive significant long-term growth.
Corporate Information
We were founded as a private limited company under the laws of Sweden on December 13, 2018 under the name Goldcup 18086 AB and registered with the Swedish Companies Registration Office on January 4, 2019. Our current company name Olink Holding AB (publ) was registered with the Swedish Companies Registration Office on January 27, 2021.
Our registered office is located at Uppsala Science Park, SE-751 83, Uppsala, Sweden, and our telephone number is +46 (0) 18-444 39 70. Our website address is www.olink.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.
Implications of Being an Emerging Growth Company
As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the JOBS Act). As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies in the United States. These provisions include:
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reduced disclosure about our executive compensation arrangements;

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exemption from the non-binding advisory votes on executive compensation, including golden parachute arrangements; and

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exemption from the auditor attestation requirement in the assessment of our internal controls over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act.

Generally, we may take advantage of these exemptions for up to five years from the initial public offering of the ADSs or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company if we have more than $1.235 billion in annual revenue, we have more than $700.0 million in market value of our common shares (including in the form of ADSs) held by non-affiliates or we issue more than $1.0 billion of non-convertible debt over a three-year period.
We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold equity securities registered under the Exchange Act.
Implications of Being a Foreign Private Issuer
Our status as a foreign private issuer also exempts us from compliance with certain laws and regulations of the SEC and certain regulations of The Nasdaq Global Market, or Nasdaq. Consequently, we are not subject to all of the disclosure requirements applicable to U.S. public companies. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, our executive officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. Accordingly, there may be less publicly available information concerning our company than there is for U.S. public companies.
In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, or Regulation FD, aimed at preventing issuers from making selective disclosures of material information.
Both foreign private issuers and emerging growth companies also are exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company, if we remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither an emerging growth company nor a foreign private issuer.
We may take advantage of these exemptions until such time as we no longer qualify as a foreign private issuer. In order to maintain our current status as a foreign private issuer, either a majority of our outstanding voting securities must be directly or indirectly held of record by non-residents of the United States, or, if a majority of our outstanding voting securities are directly or indirectly held of record by residents of the United States, a majority of our executive officers or directors may not be United States citizens or residents, more than 50% of our assets cannot be located in the United States and our business must be administered principally outside the United States.
We have taken advantage of certain of these reduced reporting and other requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold equity securities.

RISK FACTORS
Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains express or implied “forward-looking statements,” as defined under the Private Securities Litigation Reform Act of 1995, that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “seek,” “plan,” “outlook,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “currently,” “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. You should not place undue reliance on these statements because they involve known and unknown risks, uncertainties and other important factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. The forward-looking statements and opinions contained in this prospectus are based on our management’s beliefs and assumptions and are based upon information currently available to our management as of the date of this prospectus and, while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. We undertake no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. The forward-looking statements contained in this prospectus should be read in conjunction with, and are subject to and qualified by, the risks described in the “Risk Factors” section of the company’s Annual Report on Form 20-F, and in the company’s other filings with the SEC. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:
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estimates of our addressable market, market growth, future revenue, key performance indicators, expenses, capital requirements and our needs for additional financing;

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our ability to successfully implement our commercial launch plans;

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the implementation of our business model and strategic plans for our business, products and services;

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our plan to increase our library to grow beyond 6,000 protein biomarker targets over time;

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our expectations regarding the rate and degree of market acceptance of our product lines;

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the impact of our products and our proprietary technology, Proximity Extension Assay, on the field of proteomics and the size and growth of the addressable proteomics market;

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our competitive position, and developments and projections relating to our competitors and our industry, including estimates of the size and growth potential of the markets for our products;

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the timing, scope or likelihood of domestic and foreign regulatory filings and approvals;

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our ability to manage and grow our business and commercialize our product lines;

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our ability to develop and commercialize new products;

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the performance of third-party manufacturers and suppliers;

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our intellectual property position, including the scope of protection we are able to establish and maintain for intellectual property rights, the validity of intellectual property rights held by third parties, and our ability not to infringe, misappropriate or otherwise violate any third-party intellectual property rights;

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the potential effects of government regulation;

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our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals, including sales and marketing personnel;

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our ability to obtain additional financing in future offerings;

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act;

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occurrence of cyber incidents or failure by us or our third-party service providers to maintain cybersecurity;

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the quarterly progression of our business as it relates to the seasonal nature of our customers’ buying patterns;

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the impact of local, regional, and national and international economic conditions and events; and

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the continuing impact of COVID-19 on our business.

You should refer to the section titled “Risk Factors” for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information.

DESCRIPTION OF SHARE CAPITAL AND ARTICLES OF ASSOCIATION
Introduction
Set forth below is a summary of certain information concerning our share capital as well as a description of certain provisions of our articles of association and relevant provisions of the Swedish Companies Act (Sw. Aktiebolagslagen (2005:551)). The summary below contains only material information concerning our share capital and corporate status and does not purport to be complete and is qualified in its entirety by reference to our articles of association and Swedish law. Further, please note that as a holder of ADSs, you will not be treated as one of our shareholders and will not have any shareholder rights.
General
We were founded as a private limited company under the laws of Sweden on December 13, 2018 under the name Goldcup 18086 AB and registered with the Swedish Companies Registration Office on January 4, 2019. Our current company name Olink Holding AB (publ) was registered with the Swedish Companies Registration Office on January 27, 2021.
We have eleven wholly owned subsidiaries, located in Sweden, the United States, the United Kingdom, the Netherlands, Germany, Japan, China, and France. The Swedish subsidiaries are Olink Finance AB, Olink Proteomics Holding AB, Olink Proteomics AB and Agrisera Aktiebolag, the U.S. subsidiary is Olink Proteomics, Inc., the U.K. subsidiary is Olink Proteomics Ltd., the Dutch subsidiary is Olink Proteomics B.V., the German subsidiary is Olink Proteomics GmbH, the Japanese subsidiary is Olink Proteomics KK, the Chinese subsidiary is Olink Biotech (Shanghai) Co., Ltd., and the French subsidiary is Olink Proteomics SAS.
Our registered office is located at Uppsala Science Park, SE-751 83, Uppsala, Sweden, and our telephone number is +46 (0) 18-444 39 70. Our website address is www.olink.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on or accessible through our website is not incorporated by reference into this prospectus.
Object of the Company
Our object is set forth in Section 3 of our articles of association and is to directly and indirectly develop, manufacture, market and sell biotech products and services, and to conduct other related business.
Powers of the Directors
Our board of directors has the responsibility for our organization and the oversight of the management of our affairs. Furthermore, our board of directors supervises the performance of our chief executive officer and his or her actions. Our board of directors may exercise all powers that are not required under the Swedish Companies Act or under our articles of association to be exercised or taken by our shareholders.
Number of Directors
Our articles of association provide that our board of directors shall consist of three to nine members and no more than three deputy board members. Our board of directors currently has nine members and one deputy board member.
Rights Attached to Shares
All of the common shares have equal rights to our assets and earnings, and are entitled to one vote at the shareholders’ meeting. At the shareholders’ meeting, every shareholder may vote to the full extent of their shares held or represented, without limitation. Each common share entitles the shareholder to the same preferential rights related to issues of shares, warrants and convertible debentures relative to the number of shares they own and will have equal rights to dividends and any surplus capital upon liquidation. Shareholders’ rights will only be changed in accordance with the procedures set out in the Swedish Companies Act. Transfers of shares will not be subject to any restrictions. See “Shareholders Agreement.”

According to Swedish law, an ADS holder/shareholder who reaches 30% or more of the voting power in the company will be obliged to either make a mandatory takeover offer for all ADSs and shares in the company, or to sell ADSs and/or shares so that the ADS holder’s/shareholder’s voting power falls below 30%.
Preemptive Rights
Under the Swedish Companies Act, shareholders of any class of shares will generally have a preemptive right to subscribe for shares and other equity related securities issued of any class in proportion to their shareholdings. Shareholders will have preferential rights to subscribe for new shares in proportion to the number of shares they own. If an offering is not fully subscribed for based on subscription rights, shares may be allocated to subscribers without subscription rights. The preemptive right to subscribe does not apply in respect of shares issued paid for with non-cash consideration or of shares issued pursuant to convertible debentures or warrants previously issued by the company.
The preemptive right to subscribe for new shares may be set aside. A share issue with deviation from the shareholders’ preemptive rights may be resolved either by the shareholders at a shareholders’ meeting, or by the board of directors if the board resolution is preceded by an authorization therefor from the shareholders’ meeting. A resolution to issue shares with deviation from the shareholders’ preemptive rights and a resolution to authorize the board of directors to do the same must be passed by two-thirds of both the votes cast and the shares represented at the shareholders’ meeting resolving on the share issue or the authorization of the board of directors.
Voting at Shareholder Meetings
Under the Swedish Companies Act, shareholders entered into the shareholders’ register as of the record date are entitled to vote at a shareholder meeting (in person or by appointing a proxyholder). In accordance with our articles of association, shareholders must give notice of their intention to attend the shareholders’ meeting in accordance with the instructions of, and no later than the date specified in, the notice. Shareholders who have their shares registered through a nominee and wish to exercise their voting rights at a shareholders’ meeting must request to be temporarily registered as a shareholder and entered into the shareholders’ register at the record date. The rights described herein do not apply to holders of ADSs. See “Description of American Depositary Shares.”
Shareholder Meetings
The meeting of shareholders is our highest decision-making body and serves as an opportunity for our shareholders to make decisions regarding our affairs. Shareholders who are registered in the share register held by Euroclear Sweden AB six banking days before the meeting (excluding Saturdays, Sundays, Midsummer Eve, Christmas Eve, New Year’s Eve and holidays in accordance with the Swedish Public Holiday law (Sw. Lag (1989:253) om allmänna helgdagar), and nominees, who may continue to register voting rights up and until the fourth banking day before the meeting, and which shareholders and nominees have notified us no later than the date specified in the notice described below have the right to participate at our shareholders’ meetings, either in person or by a proxyholder. All shareholders will have the same participation and voting rights at shareholders’ meetings. At the annual shareholders’ meeting, inter alia, members of the board of directors are elected, and a vote is held on whether each individual board member and the chief executive officer will be discharged from any potential liabilities for the previous fiscal year. Auditors are elected as well. Decisions are made concerning adoption of annual reports, allocation of earnings, remuneration for the board of directors and the auditors fee, and other essential matters that require a decision by the meeting. Most decisions require a simple majority but the Swedish Companies Act dictates other thresholds in certain instances. See “— Differences in Corporate Law  —  Shareholder Vote on Certain Transactions.”
Shareholders will have the right to ask questions to our board of directors and management at shareholders’ meetings which pertain to the business of the company and also have an issue brought forward at the meeting. In order for us to include the issue in the notice of the annual shareholders’ meeting, a request for an issue discussion must be received by us normally seven weeks before the meeting. Any request for the discussion of an issue at the annual shareholders’ meeting shall be made to the board of directors. The board shall convene an extraordinary shareholders’ meeting, if shareholders who together represent at least 10% of all shares in the company so demand in writing to discuss or resolve on a specific issue or if our auditor so demands.
The arrangements for the calling of shareholders’ meetings are described below in “— Differences in Corporate Law — Annual Shareholders’ Meeting” and “— Differences in Corporate Law — Special Meeting.”
Notices
The Swedish Companies Act requirements for notice are described below in “— Differences in Corporate Law — Notices.”
Subject to our Articles of Association, we must publish the full notice of a shareholders’ meeting on our website and in the Swedish Official Gazette, and must also publish in the Svenska Dagbladet, a daily Swedish newspaper, that such notice has been published. The notice of the annual shareholders’ meeting will be published no sooner than six weeks and no later than four weeks before the date of the meeting. The notice for any extraordinary shareholders’ meeting during which a proposal to amend the Articles of Association will be addressed, must be published no sooner than six weeks and no later than four weeks before the date of the meeting. The notice must include an agenda listing each item that shall be voted upon at the meeting and a summary of each proposal that is not of minor significance for us. The notice of any other extraordinary shareholders’ meetings will be published no sooner than six weeks and no later than two weeks before the date of the meeting.
Record Date
Under the Swedish Companies Act, in order for a shareholder to participate in a shareholders’ meeting, the shareholder must have its shares registered in its own name in the share register on the sixth banking day, with the possibility for nominee registered shareholders to register voting rights up and until the fourth banking day, as described above prior to the date of the shareholders’ meeting. In accordance with section 6 of our articles of association, shareholders must give notice of their intention to attend the shareholders’ meeting no later than the date specified in the notice.
Amendments to the Articles of Associations
Under the Swedish Companies Act, an amendment of our articles of association requires a resolution passed at a shareholders’ meeting. The number of votes required for a valid resolution depends on the type of amendment; however, any amendment must be approved by not less than two-thirds of the votes cast and represented at the meeting. The board of directors is not allowed to make amendments to the articles of association absent shareholder approval.
Federal Forum Provision in the Articles of Association
Our articles of association provide that, unless we consent in writing to the selection of an alternative forum and without any infringement on Swedish forum provisions and without applying Chapter 7, Section 54 of the Swedish Companies Act (2005:551), the United States District Court for the Southern District of New York shall be the sole and exclusive forum for resolving any complaint filed in the United States asserting a cause of action arising under the Securities Act (Federal Forum Provision). In addition, our articles of association provide that any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock will be deemed to have notice of and consented to the Federal Forum Provision; provided, however, that our shareholders cannot and will not be deemed to have waived our compliance with the U.S. federal securities laws and the rules and regulations thereunder.
We recognize that the Federal Forum Provision may impose additional litigation costs on shareholders in pursuing any such claims, particularly if the shareholders do not reside in or near the State of New York. Additionally, the Federal Forum Provision may limit our shareholders’ ability to bring a claim in a United States judicial forum that they find favorable for disputes with us or our directors, officers or employees, which may discourage the filing of lawsuits against us and our directors, officers and employees, even though an action, if successful, might benefit our shareholders. In addition, while the Delaware Supreme Court ruled in

March 2020 that federal forum selection provisions purporting to require claims under the Securities Act be brought in federal court are “facially valid” under Delaware law, there is uncertainty as to whether other United States or Swedish courts will enforce our Federal Forum Provision. If the Federal Forum Provision is found to be unenforceable, we may incur additional costs associated with resolving such matters. The Federal Forum Provision may also impose additional litigation costs on shareholders who assert that the provision is not enforceable or invalid. The United States District Court for the Southern District of New York may also reach different judgments or results than would other courts, including courts where a shareholder considering a United States based action may be located or would otherwise choose to bring the action, and such judgments may be more or less favorable to us than our shareholders.
Provisions Restricting Change of Control of Our Company
Neither our articles of association nor the Swedish Companies Act contains any restrictions on change of control.
Differences in Corporate Law
The applicable provisions of the Swedish Companies Act differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain differences between the provisions of, inter alia, the Swedish Companies Act applicable to us and the Delaware General Corporation Law relating to shareholders’ rights and protections. We are not subject to Delaware law but are presenting this description for comparative purposes. This summary is not intended to be a complete discussion of the respective rights and it is qualified in its entirety by reference to Delaware law and Swedish law.
Number of Directors
Sweden. Under the Swedish Companies Act, a public limited company shall have a board of directors consisting of at least three directors. Not less than one-half of the directors shall be resident within the European Economic Area (unless otherwise approved by the Swedish Companies Registration Office). The actual number of board members shall be determined by a shareholders’ meeting, within the limits set out in the company’s articles of association. In addition, under certain circumstances employee representatives are entitled to be represented on the Board of Directors.	Delaware. Under the Delaware General Corporation Law, a corporation must have at least one director and the number of directors shall be fixed by or in the manner provided in the bylaws. The Delaware General Corporation Law does not address director independence, though Delaware courts have provided general guidance as to determining independence, including that the determination must be both an objective and a subjective assessment.
Removal of Directors
Sweden. Under the Swedish Companies Act, directors appointed at a shareholders’ meeting may be removed by a resolution adopted at a shareholders’ meeting, upon the affirmative vote of a simple majority of the votes cast.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation, directors may be removed from office, with or without cause, by a majority stockholder vote, though in the case of a corporation whose board is classified, stockholders may effect such removal only for cause.
Vacancies on the Board of Directors
Sweden. Under the Swedish Companies Act, if a director’s tenure should terminate prematurely, the election of a new director may be deferred until the time of the next annual shareholders’ meeting, providing there are enough remaining directors to constitute a quorum.	Delaware. Under the Delaware General Corporation Law, vacancies on a corporation’s board of directors, including those caused by an increase in the number of directors, may be filled by a majority of the remaining directors.

Annual Shareholders’ Meeting
Sweden. Under the Swedish Companies Act, within six months of the end of each fiscal year, the shareholders shall hold an annual shareholders’ meeting at which the board of directors shall present the annual report and auditor’s report and, for a parent company which is obliged to prepare group accounts, the group accounts and the auditor’s report for the group. Shareholder meetings shall be held in the city stated in the articles of association. The minutes of a shareholders’ meeting must be made available to the shareholders at the office of the company no later than two weeks after the meeting and a copy of the minutes shall be sent to those shareholders who so request and who state their postal address.	Delaware. Under the Delaware General Corporation Law, the annual meeting of stockholders shall be held at such place, on such date and at such time as may be designated from time to time by the board of directors or as provided in the certificate of incorporation or by the bylaws. If a company fails to hold an annual meeting or fails to take action by written consent to elect directors in lieu of an annual meeting for a period of 30 days after the date designated for the annual meeting, or if no date was designated, 13 months after either the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, whichever is later, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director. The Delaware General Corporation Law does not require minutes of stockholders’ meetings to be made public.
Special Meeting
Sweden. Under the Swedish Companies Act, the board of directors shall convene an extraordinary shareholders’ meeting if a shareholder minority representing at least ten percent of the company’s shares or the auditor of the company so demands, and the board of directors may convene an extraordinary shareholders’ meeting whenever it believes reason exists to hold an extraordinary shareholders’ meeting prior to the next annual shareholders’ meeting.	Delaware. Under the Delaware General Corporation Law, special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the bylaws.
Notices
Sweden. Under the Swedish Companies Act, a shareholders’ meeting must be preceded by a notice. The notice of the annual shareholders’ meeting of shareholders and a notice including a proposal to amend the articles of association of any meeting of shareholders must be issued no sooner than six weeks and no later than four weeks before the date of the meeting. In general, notice of other extraordinary shareholders’ meetings must be issued no sooner than six weeks and no later than two weeks before the date of the meeting. Public companies must always notify shareholders of a shareholders’ meeting by an announcement in the Swedish Official Gazette, and by advertisement in at least one Swedish nationwide newspaper specified in the articles of association, and by making the notice available on the company’s website.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in the certificate of incorporation or bylaws, written notice of any meeting of the stockholders must be given to each stockholder entitled to vote at the meeting not less than ten nor more than 60 days before the date of the meeting and shall specify the place, date, hour, and purpose or purposes of the meeting.

Preemptive Rights
Sweden. Under the Swedish Companies Act, shareholders of any class of shares have a preemptive right to subscribe for shares issued of any class in proportion to their shareholdings. The preemptive right to subscribe does not apply in respect of shares issued for non-cash consideration or of shares issued pursuant to convertible debentures or warrants previously issued by the company. The preemptive right to subscribe for new shares may also be set aside by a resolution passed by two thirds of the votes cast and shares represented at the shareholders’ meeting resolving upon the issue.	Delaware. Under the Delaware General Corporation Law, unless otherwise provided in a corporation’s certificate of incorporation, a stockholder does not, by operation of law, possess preemptive rights to subscribe to additional issuances of the corporation’s stock.
Shareholder Vote on Certain Matters

Sweden.   In matters which do not relate to elections and are not otherwise governed by the Swedish Companies Act or the articles of association, resolutions shall be adopted at the shareholders’ meeting by a simple majority of the votes cast. In the event of a tied vote, the chairman of the shareholders meeting shall have the casting vote. For matters concerning securities of the company, such as new share issuances, and other transactions such as mergers, and a change from a public to a private company (or vice-versa), the articles of association may only prescribe thresholds which are higher than those provided in the Swedish Companies Act.
Unless otherwise prescribed in the articles of association, the person who receives the most votes in an election shall be deemed elected. In general, a resolution involving the alteration of the articles of association shall be valid only when supported by shareholders holding not less than two-thirds of both the votes cast and the shares represented at the shareholders’ meeting. The Swedish Companies Act lays out numerous exceptions for which a higher threshold applies, including restrictions on certain rights of shareholders, limits on the number of shares shareholders may vote at the shareholders’ meeting, directed share issues to directors, employees and other closely related parties, and changes in the legal relationship between shares.
Delaware. Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger, consolidation, sale, lease or exchange of all or substantially all of a corporation’s assets or dissolution requires: (i) the approval of the board of directors; and (ii) approval by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.
Registration Rights Agreement
This summary may not contain all of the information about the registration rights agreement that is important to you. We urge you to read carefully the registration rights agreement in its entirety as it is the legal document governing the registration rights.
In connection with the closing of our initial public offering, we entered into a registration rights agreement with certain of our existing shareholders (for purposes of this section, the Existing Shareholders). Under this agreement, the following persons are currently entitled to registration rights: Knilo InvestCo AS or any of its assignees or successors (collectively, Knilo InvestCo) and the Existing Shareholders (together with Knilo InvestCo, for purposes of this section, the Holders). The summary of the material provisions of the registration rights agreement below and elsewhere in this prospectus is qualified in its entirety by reference to the registration rights agreement, a copy of which is attached to this prospectus as Exhibit 4.4.
Demand registration rights.   We are required to file registration statements in respect of registrable securities held by Knilo InvestCo if Knilo InvestCo so requests as follows:
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Long-Form registration.   We are required to effect an unlimited number of registrations for Knilo InvestCo on Form F-1 or Form S-1 at the request of Knilo InvestCo for all or any portion of its registrable securities (Long-Form Registration).

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Short-Form registration.   We are required to effect an unlimited number of registrations at the request of Knilo InvestCo on Form F-3 or Form S-3 of all or any portion of its registrable securities (Short-Form Registration, and together with a Long-Form Registration, a Demand Registration).

With respect to the above registrations, we are required to, within three business days, give notice of a demand from Knilo InvestCo to the other Holders that will be entitled to registration rights and include their shares in the registration if they so request. If no request for inclusion from a Holder is received within three business days after we deliver a notice of such Demand Registration, such Holder shall have no further right to participate in such Demand Registration.
In the event that the managing underwriter advises in good faith that the number of securities requested to be included in a Demand Registration for an underwritten offering exceeds the number that can be sold in the market in an orderly fashion, the shares to be included shall be allocated as follows: (i) in the event that Knilo InvestCo, directly or indirectly, holds more than 20% of the common shares then outstanding, first, pro rata among participating Holders in the underwritten offering, including Knilo InvestCo, on the basis of the percentage of the registrable securities owned by such Holders, and second, the securities sought to be registered by us for our own account; or (ii) in the event Knilo InvestCo, directly or indirectly, holds 20% or less of the common shares then outstanding, first, any registrable securities for which inclusion in such Demand Registration was requested by Knilo InvestCo, second, pro-rata among the participating Holders (other than Knilo InvestCo) on the basis of the percentage of the registrable securities owned by such Holders, and third, the securities sought to be registered by us for own account.
Frequency of Registrations.   We will not be required to effect any Demand Registration requested during the 90-day period following the date of an underwritten offering initiated by us (other than pursuant to a registration statement on Form F-4, S-4 or S-8 or a Piggy-Back Underwritten Offering). There is no limit to the number of such registrations that Knilo InvestCo may request. We will be required to keep a Demand Registration effective for the lesser of 180 days and the time required to complete the distribution of all securities in the manner contemplated in connection with the Demand Registration. In addition, we will be able to delay effecting a Demand Registration or suspend the use of a registration statement or cease to permit the use of the prospectus included in a Demand Registration’s registration statement in certain instances with approval of our board of directors for a “valid business reason” (as defined in the registration rights agreement) twice in any 12-month period on each occasion for a period not to exceed 90 days and for periods not to exceed 120 days in the aggregate during any 12-month period.
Piggy-back registration rights.   The Holders also have the right to request the inclusion of their registrable securities in any registration statements filed by us in the future for the purposes of a public offering, subject to specified exceptions (each such offering, a Piggy-Back Underwritten Offering). A Holder may participate in a Piggy-Back Underwritten Offering only if Knilo InvestCo will participate in the same offering. In the event that the Knilo InvestCo withdraws from a Piggy-Back Underwritten Offering, all the other participating Holders will be deemed to have been withdrawn from such offering. In the event that the managing underwriter advises in good faith that the number of shares proposed to be included exceeds the number which can be sold in the market in an orderly fashion, the shares to be included in the registration statement shall be allocated as follows: (i) in the event that Knilo InvestCo, directly or indirectly, holds more than 20% of the common shares then outstanding, first, the securities we propose to issue and sell for our own account, and second, the registrable securities requested to be included in such registration, pro rata among the participating Holders of such registrable securities on the basis of the number of registrable shares owned by each participating Holders; or (ii) in the event that Knilo InvestCo, directly or indirectly, holds 20% or less of the common shares then outstanding, first, the securities we propose to issue and sell for our own account, second, any registrable securities for which inclusion in such piggy-back registration was requested by Knilo InvestCo, and third, pro-rata among the participating Holders (other than Knilo InvestCo) on the basis of the percentage of the registrable securities owned by such participating Holders.
Termination.   All registration rights granted to any Holder will terminate when no registrable securities are outstanding.
Expenses.   We will pay all expenses in carrying out the above registrations, including the reasonable fees and expenses of counsel for the Holders participating in a registration as a group.
Shareholders Agreement
The summary of the material provisions of the shareholder agreement below and elsewhere in this prospectus is qualified in its entirety by reference to the shareholder agreement, a copy of which is attached to this prospectus as Exhibit 4.3. This summary may not contain all of the information about the shareholder agreement that is important to you. We urge you to read carefully the shareholder agreement in its entirety.
In connection with the closing of our initial public offering, we entered into a shareholder agreement with certain of our existing minority shareholders (and where relevant, their ultimate owners) (for purposes of this section, the Minority Holders) and Knilo InvestCo AB, the predecessor in interest to Knilo InvestCo, under which each Minority Holder agreed to certain transfer restrictions on their shares, warrants, convertible debentures and other equity, equity-related or similar instruments of any kind (including ADSs) and any other instruments that can be converted into or given a right to subscribe or purchase any of the aforementioned instruments, and in relation to the instruments issued by us, that are not listed on a stock exchange (collectively, “equity instruments” for purposes of this section) and grant Knilo InvestCo AB (or any of its assignees or successors) the right to acquire their equity instruments in the event that such Minority Holder ceases to be a director, officer or employee of us (or our subsidiaries) during a certain period.
Drag-along and tag-along.   The Minority Holders are subject to drag-along obligations and tag-along rights on a pro rata basis with Knilo InvestCo in the case of a sale of equity instruments representing more than 50% of the votes of all equity instruments.
Power of attorney.   The Minority Holders will appoint each of Knilo InvestCo (and its representatives) and the Minority Holders’ representative to vote at general meetings of our shareholders.
Termination.   The shareholder agreement will terminate in relation to a Minority Holder upon such Minority Holder ceasing to hold equity instruments in us. The shareholder agreement will terminate in relation to all parties upon (i) written notice of termination by Knilo InvestCo or (ii) Knilo InvestCo (or its affiliates) ceasing to hold an interest in us.
Stock Exchange Listing
The ADSs are listed on The Nasdaq Global Market under the symbol “OLK”.
Transfer Agent and Registrar of Shares
Our share register is maintained by Euroclear Sweden AB. The share register reflects only record owners of our common shares. Holders of the ADSs will not be treated as our shareholders and their names will therefore not be entered in our share register. The depositary, the custodian or their nominees will be the holder of the common shares underlying the ADSs. Holders of the ADSs have a right to receive the common shares underlying their ADSs subject to the terms and conditions of the deposit agreement. For discussion on the ADSs and ADS holder rights, see “Description of American Depositary Shares” in this prospectus.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
The Bank of New York Mellon, as depositary, will register and deliver American Depositary Shares, also referred to as ADSs. Each ADS represents one common share (or a right to receive one common share) deposited with The Bank of New York Mellon, acting through an office located in the United Kingdom, as custodian for the depositary. Each ADS will also represent any other securities, cash or other property that may be held by the depositary. The deposited common shares together with any other securities, cash or other property held by the depositary are referred to as the deposited securities. The depositary’s office at which the ADSs will be administered and its principal executive office are located at 240 Greenwich Street, New York, New York 10286.
You may hold ADSs either (A) directly (i) by having an American Depositary Receipt, also referred to as an ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (ii) by having uncertificated ADSs registered in your name, or (B) indirectly by holding a security entitlement in ADSs through your broker or other financial institution that is a direct or indirect participant in The Depository Trust Company, also called DTC. If you hold ADSs directly, you are a registered ADS holder, also referred to as an ADS holder. This description assumes you are an ADS holder. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Registered holders of uncertificated ADSs will receive statements from the depositary confirming their holdings.
As an ADS holder, we will not treat you as one of our shareholders and you will not have shareholder rights. Swedish law governs shareholder rights. The depositary will be the holder of the shares underlying the ADSs. As a registered holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary, ADS holders and all other persons indirectly or beneficially holding ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. New York law governs the deposit agreement and the ADSs.
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of ADR. For directions on how to obtain copies of those documents, see “Where You Can Find More Information.”
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay or distribute to ADS holders the cash dividends or other distributions it or the custodian receives on shares or other deposited securities, upon payment or deduction of its fees and expenses. You will receive these distributions in proportion to the number of shares the ADSs represent.
Cash.   The depositary will convert any cash dividend or other cash distribution we pay on the shares into U.S. dollars, if it can do so on a reasonable basis and can transfer the U.S. dollars to the United States. If that is not possible or if any government approval is needed and cannot be obtained, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid. It will not invest the foreign currency and it will not be liable for any interest.
Before making a distribution, any withholding taxes, or other governmental charges that must be paid will be deducted. See “Material Income Tax Considerations.” The depositary will distribute only whole U.S. dollars and cents and will round fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some of the value of the distribution.

Shares.   The depositary may distribute additional ADSs representing any shares we distribute as a dividend or free distribution. The depositary will only distribute whole ADSs. It will sell shares which would require it to deliver a fraction of an ADS (or ADSs representing those shares) and distribute the net proceeds in the same way as it does with cash. If the depositary does not distribute additional ADSs, the outstanding ADSs will also represent the new shares. The depositary may sell a portion of the distributed shares (or ADSs representing those shares) sufficient to pay its fees and expenses in connection with that distribution.
Rights to purchase additional shares.   If we offer holders of our securities any rights to subscribe for additional shares or any other rights, the depositary may (i) exercise those rights on behalf of ADS holders, (ii) distribute those rights to ADS holders or (iii) sell those rights and distribute the net proceeds to ADS holders, in each case after deduction or upon payment of its fees and expenses. To the extent the depositary does not do any of those things, it will allow the rights to lapse. In that case, you will receive no value for them. The depositary will exercise or distribute rights only if we ask it to and provide satisfactory assurances to the depositary that it is legal to do so. If the depositary will exercise rights, it will purchase the securities to which the rights relate and distribute those securities or, in the case of shares, new ADSs representing the new shares, to subscribing ADS holders, but only if ADS holders have paid the exercise price to the depositary. U.S. and Swedish securities laws may restrict the ability of the depositary to distribute rights or ADSs or other securities issued on exercise of rights to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
Other Distributions.   The depositary will send to ADS holders anything else we distribute on deposited securities by any means it thinks is legal, fair and practical. If it cannot make the distribution in that way, the depositary has a choice. It may decide to sell what we distributed and distribute the net proceeds, in the same way as it does with cash. Or, it may decide to hold what we distributed, in which case ADSs will also represent the newly distributed property. However, the depositary is not required to distribute any securities (other than ADSs) to ADS holders unless it receives satisfactory evidence from us that it is legal to make that distribution. The depositary may sell a portion of the distributed securities or property sufficient to pay its fees and expenses in connection with that distribution. U.S. securities laws and/or Swedish securities laws may restrict the ability of the depositary to distribute securities to all or certain ADS holders, and the securities distributed may be subject to restrictions on transfer.
The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if it is illegal or impractical for us to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposits shares or evidence of rights to receive shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons that made the deposit.
How can ADS holders withdraw the deposited securities?
You may surrender the ADSs to the depositary for the purpose of withdrawal. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the shares and any other deposited securities underlying the ADSs to the ADS holder or a person the ADS holder designates at the office of the custodian. Or, at your request, risk and expense, the depositary will deliver the deposited securities at its office, if feasible. However, the depositary is not required to accept surrender of ADSs to the extent it would require delivery of a fraction of a deposited share or other security. The depositary may charge you a fee and its expenses for instructing the custodian regarding delivery of deposited securities.
How do ADS holders interchange between certificated ADSs and uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send to the ADS holder a statement confirming that the ADS holder is the registered holder of uncertificated ADSs. Upon receipt by the depositary of a proper instruction from a registered holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to the ADS holder an ADR evidencing those ADSs.
Voting Rights
How do you vote?
ADS holders may instruct the depositary how to vote the number of deposited shares their ADSs represent. If we request the depositary to solicit your voting instructions (and we are not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Sweden and the provisions of our articles of association or similar documents, to vote or to have its agents vote the shares or other deposited securities as instructed by ADS holders. If we do not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.
Except by instructing the depositary as described above, you will not be able to exercise voting rights unless you surrender the ADSs and withdraw the shares. However, you may not know about the meeting enough in advance to withdraw the shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the shares represented by the ADSs. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise voting rights and there may be nothing you can do if the shares represented by the ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to Deposited Securities, if we request the Depositary to act, we agree to give the depositary notice of any such meeting and details concerning the matters to be voted upon in connection with and as soon as practically possible after we have given notice to our shareholders.
Fees and Expenses
Persons depositing or withdrawing shares or ADS holders must pay:	For:
$5.00 (or less) per 100 ADSs (or portion of 100 ADSs)
Issuance of ADSs, including issuances resulting from a distribution of shares or rights or other property
Cancellation of ADSs for the purpose of withdrawal, including if the deposit agreement terminates

$.05 (or less) per ADS	Any cash distribution to ADS holders

Persons depositing or withdrawing shares or ADS holders must pay:	For:
A fee equivalent to the fee that would be payable if securities distributed to you had been shares and the shares had been deposited for issuance of ADSs	Distribution of securities distributed to holders of deposited securities (including rights) that are distributed by the depositary to ADS holders
$.05 (or less) per ADS per calendar year	Depositary services
Registration or transfer fees	Transfer and registration of shares on our share register to or from the name of the depositary or its agent when you deposit or withdraw shares
Expenses of the depositary	Cable (including SWIFT) and facsimile transmissions (when expressly provided in the deposit agreement) Converting foreign currency to U.S. dollars
Taxes and other governmental charges the depositary or the custodian has to pay on any ADSs or shares underlying ADSs, such as stock transfer taxes, stamp duty or withholding taxes	As necessary
Any charges incurred by the depositary or its agents for servicing the deposited securities	As necessary
The depositary collects its fees for delivery and surrender of ADSs directly from investors depositing shares or surrendering ADSs for the purpose of withdrawal or from intermediaries acting for them. The depositary collects fees for making distributions to investors by deducting those fees from the amounts distributed or by selling a portion of distributable property to pay the fees. The depositary may collect its annual fee for depositary services by deduction from cash distributions or by directly billing investors or by charging the book-entry system accounts of participants acting for them. The depositary may collect any of its fees by deduction from any cash distribution payable (or by selling a portion of securities or other property distributable) to ADS holders that are obligated to pay those fees. The depositary may generally refuse to provide fee-attracting services until its fees for those services are paid.
From time to time, the depositary may make payments to us to reimburse us for costs and expenses generally arising out of establishment and maintenance of the ADS program, waive fees and expenses for services provided to us by the depositary or share revenue from the fees collected from ADS holders. In performing its duties under the deposit agreement, the depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the depositary and that may earn or share fees, spreads or commissions.
The depositary may convert currency itself or through any of its affiliates, or the custodian or we may convert currency and pay U.S. dollars to the depositary. Where the depositary converts currency itself or through any of its affiliates, the depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account. The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under the deposit agreement and the rate that the depositary or its affiliate receives when buying or selling foreign currency for its own account. The depositary makes no representation that the exchange rate used or obtained by it or its affiliate in any currency conversion under the deposit agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to ADS holders, subject to the depositary’s obligation to act without negligence or bad faith. The methodology used to determine exchange rates used in currency conversions made by the depositary is available upon request. Where the custodian converts currency, the custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to ADS holders, and the depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate. In certain instances, the depositary may receive dividends or other distributions from us in U.S. dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by us and, in such cases, the depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor we make any representation that the rate obtained or determined by us is the most favorable rate and neither it nor we will be liable for any direct or indirect losses associated with the rate.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable on the ADSs or on the deposited securities represented by any of the ADSs. The depositary may refuse to register any transfer of the ADSs or allow you to withdraw the deposited securities represented by the ADSs until those taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by the ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to ADS holders any proceeds, or send to ADS holders any property, remaining after it has paid the taxes.
Tender and Exchange Offers; Redemption, Replacement or Cancellation of Deposited Securities
The depositary will not tender deposited securities in any voluntary tender or exchange offer unless instructed to do so by an ADS holder surrendering ADSs and subject to any conditions or procedures the depositary may establish.
If deposited securities are redeemed for cash in a transaction that is mandatory for the depositary as a holder of deposited securities, the depositary will call for surrender of a corresponding number of ADSs and distribute the net redemption money to the holders of called ADSs upon surrender of those ADSs.
If there is any change in the deposited securities such as a sub-division, share split or reverse share split, combination or other reclassification, or any merger, consolidation, recapitalization or reorganization affecting the issuer of deposited securities in which the depositary receives new securities in exchange for or in lieu of the old deposited securities, the depositary will hold those replacement securities as deposited securities under the deposit agreement. However, if the depositary decides it would not be lawful and practical to hold the replacement securities because those securities could not be distributed to ADS holders or for any other reason, the depositary may instead sell the replacement securities and distribute the net proceeds upon surrender of the ADSs.
If there is a replacement of the deposited securities and the depositary will continue to hold the replacement securities, the depositary may distribute new ADSs representing the new deposited securities or ask you to surrender your outstanding ADSs in exchange for new ADSs identifying the new deposited securities.
If there are no deposited securities underlying ADSs, including if the deposited securities are cancelled, or if the deposited securities underlying ADSs have become apparently worthless, the depositary may call for surrender of those ADSs or cancel those ADSs upon notice to the ADS holders.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the ADSs without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended.

How may the deposit agreement be terminated?
The depositary will initiate termination of the deposit agreement if we instruct it to do so. The depositary may initiate termination of the deposit agreement if:
•
60 days have passed since the depositary told us it wants to resign but a successor depositary has not been appointed and accepted its appointment;

•
we delist the ADSs from an exchange in the United States on which they were listed and do not list the ADSs on another exchange in the United States or make arrangements for trading of ADSs on the U.S. over-the-counter market;

•
we delist our common shares from an exchange outside the United States on which they were listed and do not list the common shares on another exchange outside the United States;

•
the depositary has reason to believe the ADSs have become, or will become, ineligible for registration on Form F-6 under the Securities Act of 1933;

•
we appear to be insolvent or enter insolvency proceedings;

•
all or substantially all the value of the deposited securities has been distributed either in cash or in the form of securities;

•
there are no deposited securities underlying the ADSs or the underlying deposited securities have become apparently worthless; or

•
there has been a replacement of deposited securities.

If the deposit agreement will terminate, the depositary will notify ADS holders at least 90 days before the termination date. At any time after the termination date, the depositary may sell the deposited securities. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, unsegregated and without liability for interest, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. Normally, the depositary will sell as soon as practicable after the termination date.
After the termination date and before the depositary sells, ADS holders can still surrender their ADSs and receive delivery of deposited securities, except that the depositary may refuse to accept a surrender for the purpose of withdrawing deposited securities or reverse previously accepted surrenders of that kind that have not settled if it would interfere with the selling process. The depositary may refuse to accept a surrender for the purpose of withdrawing sale proceeds until all the deposited securities have been sold. The depositary will continue to collect distributions on deposited securities, but, after the termination date, the depositary is not required to register any transfer of ADSs or distribute any dividends or other distributions on deposited securities to ADS holders (until they surrender their ADSs) or give any notices or perform any other duties under the deposit agreement except as described in this paragraph.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary. It also limits our liability and the liability of the depositary. We and the depositary:
•
are only obligated to take the actions specifically set forth in the deposit agreement without negligence or bad faith, and the depositary will not be a fiduciary or have any fiduciary duty to holders of ADSs;

•
are not liable if we are or it is prevented or delayed by law or by events or circumstances beyond our or its ability to prevent or counteract with reasonable care or effort from performing our or its obligations under the deposit agreement;

•
are not liable if we or it exercises discretion permitted under the deposit agreement;

•
are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement, or for any special, consequential or punitive damages for any breach of the terms of the deposit agreement;

•
have no obligation to become involved in a lawsuit or other proceeding related to the ADSs or the deposit agreement on your behalf or on behalf of any other person;

•
may rely upon any documents we believe or it believes in good faith to be genuine and to have been signed or presented by the proper person;

•
are not liable for the acts or omissions of any securities depository, clearing agency or settlement system; and

•
the depositary has no duty to make any determination or provide any information as to our tax status, or any liability for any tax consequences that may be incurred by ADS holders as a result of owning or holding ADSs or be liable for the inability or failure of an ADS holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Requirements for Depositary Actions
Before the depositary will deliver or register a transfer of ADSs, make a distribution on ADSs, or permit withdrawal of shares, the depositary may require:
•
payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any shares or other deposited securities;

•
satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with regulations it may establish, from time to time, consistent with the deposit agreement, including presentation of transfer documents.

The depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or our transfer books are closed or at any time if the depositary or we think it advisable to do so.
Your Right to Receive the Shares Underlying the ADSs
ADS holders have the right to cancel their ADSs and withdraw the underlying shares at any time except:
•
when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our shares;

•
when you owe money to pay fees, taxes and similar charges; or

•
when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations or our articles of association that apply to ADSs or to the withdrawal of shares or other deposited securities.

This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the Direct Registration System, also referred to as DRS, and Profile Modification System, also referred to as Profile, will apply to the ADSs. DRS is a system administered by DTC that facilitates interchange between registered holding of uncertificated ADSs and holding of security entitlements in ADSs through DTC and a DTC participant. Profile is a feature of DRS that allows a DTC participant, claiming to act on behalf of a registered holder of uncertificated ADSs, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register that transfer.
In connection with and in accordance with the arrangements and procedures relating to DRS/Profile, the parties to the deposit agreement understand that the depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an ADS holder in requesting registration of transfer and delivery as described in the paragraph above has the actual authority to act on behalf of the ADS holder (notwithstanding any requirements under the Uniform Commercial Code). In the deposit agreement, the parties agree that the depositary’s reliance on and compliance with instructions received by the depositary through the DRS/Profile system and in accordance with the deposit agreement will not constitute negligence or bad faith on the part of the depositary.
Shareholder communications; inspection of register of holders of ADSs
The depositary will make available for your inspection at its office all communications that it receives from us as a holder of deposited securities that we make generally available to holders of deposited securities. The depositary will send you copies of those communications or otherwise make those communications available to you if we ask it to. You have a right to inspect the register of holders of ADSs, but not for the purpose of contacting those holders about a matter unrelated to our business or the ADSs.
Jury Trial Waiver
The deposit agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law.
You will not, by agreeing to the terms of the deposit agreement, be deemed to have waived our or the depositary’s compliance with U.S. federal securities laws or the rules and regulations promulgated thereunder.

DESCRIPTION OF DEBT SECURITIES
This prospectus describes the general terms and provisions of the debt securities we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus, including any additional covenants or changes to existing covenants relating to such series. The prospectus supplement also will indicate whether any of the general terms and provisions described in this prospectus apply to a particular series of debt securities. You should read the applicable indenture if you do not fully understand a term or the way we use it in this prospectus.
We may offer senior or subordinated debt securities, which may be convertible. Each series of debt securities may have different terms. The senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “senior indenture.” Any subordinated debt securities will be issued under one or more separate indentures, dated as of a date prior to such issuance, between us and the trustee identified in the applicable prospectus supplement, as amended or supplemented from time to time. We will refer to any such indenture throughout this prospectus as the “subordinated indenture” and to the trustee under the senior or subordinated indenture as the “trustee.” The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939, as amended, is applicable. In addition, convertible securities must be duly authorized, executed, and delivered in accordance with Swedish company law. We included copies of the forms of the indentures as exhibits to this registration statement of which this prospectus forms a part.
If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.
We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the debt securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the debt securities that are described in this prospectus or in any applicable prospectus supplement. The statements below are not complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture, as amended or supplemented from time to time. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents. As used under this caption, the term “debt securities” includes the debt securities being offered by this prospectus and all other debt securities issued by us under the indentures.
General
We expect that the indentures will:
•
not limit the amount of debt securities that we may issue;

•
allow us to issue debt securities in one or more series;

•
not require us to issue all of the debt securities of a series at the same time;

•
allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•
provide that the debt securities will be unsecured, except as may be set forth in the applicable prospectus supplement.

Unless we give you different information in the applicable prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “— Subordination” and in the applicable prospectus supplement.
Each indenture will provide that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.
The prospectus supplement for each offering will provide the following terms, where applicable:
•
the title of the debt securities and whether they are senior or subordinated;

•
the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•
the price at which the debt securities will be issued, expressed as a percentage of the principal and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof or, if applicable, the portion of the principal amount of such debt securities that is convertible into common shares or the method by which any such portion shall be determined;

•
if convertible, the terms on which such debt securities are convertible, including the initial conversion price or rate and the conversion period and any applicable limitations on the ownership or transferability of common shares received on conversion;

•
the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•
the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•
the date or dates, or the method for determining the date or dates, from which interest will accrue;

•
the dates on which interest will be payable;

•
the record dates for interest payment dates, or the method by which we will determine those dates;

•
the persons to whom interest will be payable;

•
the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•
any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•
the place or places where the principal of, and any premium, or make-whole amount, and interest on, the debt securities will be payable;

•
where the debt securities may be surrendered for registration of transfer or conversion or exchange;

•
where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•
the times, prices and other terms and conditions upon which we may redeem the debt securities;

•
any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•
the currency or currencies in which the debt securities are denominated and payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•
whether the principal of, and any premium, or make-whole amount, or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•
whether the amount of payments of principal of, and any premium, or make-whole amount, or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•
whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•
any restrictions applicable to the offer, sale or delivery of debt securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for debt securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•
whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•
the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•
the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•
the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•
the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•
whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•
whether and under what circumstances the debt securities being offered are convertible into common shares, including the conversion price or rate or the manner of calculation thereof;

•
the circumstances, if any, specified in the applicable prospectus supplement, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•
any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•
if the debt securities of such series are to be issuable in definitive form only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

•
the name of the applicable trustee and the nature of any material relationship between the trustee and us or any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action;

•
any deletions from, modifications of, or additions to our events of default or covenants and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•
provisions related to the modification of the indentures;

•
applicable CUSIP numbers;

•
any other terms of such debt securities not inconsistent with the provisions of the applicable indenture or the Trust Indenture Act; and

•
any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity of the debt securities. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” The applicable prospectus supplement will describe the United States federal income tax consequences, material United Kingdom tax considerations and other relevant considerations applicable to original issue discount securities.
We also may issue indexed debt securities. Payments of principal, premium and interest on indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement.
Except as described under “— Merger, Consolidation or Sale of Assets” or as may be set forth in any prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving us, or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets.
We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.
Payment
Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium or make-whole amount, and interest on, any series of the debt securities will be payable at the corporate trust office of the trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.
All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium or make-whole amount, or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.
Denomination, Interest, Registration and Transfer
Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are evidenced by a computerized entry in the records of a depository company rather than by physical delivery of a note, a holder of debt securities of any series may:
•
exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•
surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.
Neither we, nor any trustee, will be required to:
•
issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 calendar days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•
register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•
issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets
We expect that the indentures will provide that we may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of our assets to, or (3) merge with or into, any other entity provided that:
•
either we are the continuing entity, or the successor entity, if other than us, assumes the obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of the debt securities and (B) to duly perform and observe all of the covenants and conditions contained in each indenture;

•
immediately after giving effect to the transaction, there is no event of default under the indentures and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•
an officers’ certificate and legal opinion covering such conditions are delivered to each applicable trustee.

Covenants
Existence.   Except as permitted under “— Merger, Consolidation or Sale of Assets,” we expect that the indentures will require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we expect that the indentures would not require us to preserve any right or franchise if we determine that any right or franchise is no longer desirable in the conduct of our business.

Payment of taxes and other claims.   We expect that the indentures will require us to pay, discharge or cause to be paid or discharged, before they become delinquent (1) all taxes, assessments and governmental charges levied or imposed on us, our subsidiaries or our subsidiaries’ income, profits or property, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of our subsidiaries. However, we will not be required to pay, discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   We expect that the indentures will require us to (1) within 15 days of each of the respective dates by which we are required to file our annual reports and other documents with the SEC, file with the trustee copies of the annual report and other documents that we file with the SEC under Section 13 or 15(d) of the Exchange Act of 1934, as amended, or the Exchange Act, (2) file with the trustee and the SEC any additional information, documents and reports regarding compliance by us with the conditions and covenants of the indentures, as required, (3) within 30 days after the filing with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities, without cost to such holders, summaries of any documents and reports required to be filed by us pursuant to (1) and (2) above, and (4) supply, promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder.
Additional covenants.   The applicable prospectus supplement will set forth any additional covenants relating to any series of debt securities.
Events of Default, Notice and Waiver
Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:
i.
default in the payment of any installment of interest on any debt security of such series continuing for 30 calendar days;

ii.
default in the payment of principal of, or any premium, or make-whole amount, on any debt security of such series for five business days at its stated maturity;

iii.
default in making any sinking fund payment as required for any debt security of such series for five business days;

iv.
default in the performance or breach of any covenant or warranty in the debt securities or in the indenture by us continuing for 90 calendar days after written notice as provided in the applicable indenture, but not of a covenant added to the indenture solely for the benefit of a series of debt securities issued thereunder other than such series;

v.
a default under any bond, debenture, note, mortgage, indenture or instrument:

(1)
having an aggregate principal amount in excess of a minimum amount as specified in a prospectus supplement; or

(2)
under which there may be issued, secured or evidenced any existing or later created indebtedness for money borrowed by us or our subsidiaries, if we are directly responsible or liable as obligor or guarantor, if the default results in the indebtedness becoming or being declared due and payable prior to the date it otherwise would have, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within 30 days after notice to the issuing company specifying such default. Such notice shall be given to us by the trustee, or to us and the trustee by the holders of at least 10% in principal amount of the outstanding debt securities of that series. The written notice specifying such default and requiring us to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and shall state that such notice is a “Notice of Default” under such indenture;

vi.
bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Olink Holding AB (publ) or any significant subsidiary that, if contested, is not dismissed or stayed within 90 calendar days; and
vii.
any other event of default provided with respect to a particular series of debt securities.

When we use the term “significant subsidiary,” we refer to the meaning ascribed to such term in Rule 1-02 of Regulation S-X promulgated under the Securities Act.
If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 33% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:
i.
we have deposited with the applicable trustee all required payments of the principal, any premium, or make-whole amount, interest and, to the extent permitted by law, interest on overdue installment of interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

ii.
all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium, or make-whole amount, have been cured or waived.

We expect that the indentures will also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may, on behalf of all holders, waive any past default with respect to such series and its consequences, except a default:
i.
in the payment of the principal, any premium, or make-whole amount, or interest;

ii.
in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

iii.
in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

We expect that the indentures will require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.
We expect that the indentures will provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium, or make-whole amount, and interest on, such debt securities at the respective due dates thereof.
We expect that the indentures will provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:
i.
is in conflict with any law or the applicable indenture;

ii.
may involve the trustee in personal liability; or

iii.
may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers, stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.
Modification of the Indentures
We expect that the indentures will provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of each of the affected holders of the debt securities affected by the modification or amendment:
i.
change the stated maturity of the principal of, or any premium, or make-whole amount, on, or any installment of principal of or interest on, any such debt security;

ii.
reduce the principal amount of, the rate or amount of interest on or any premium, or make-whole amount, payable on redemption of any such debt security;

iii.
reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

iv.
change the place of payment or the coin or currency for payment of principal of, or any premium, or make-whole amount, or interest on, any such debt security;

v.
impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

vi.
reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; or

vii.
modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.
We and our respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:
•
to evidence the succession of another person to us as obligor under such indenture;

•
to add to our covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•
to add events of default for the benefit of the holders of all or any series of debt securities;

•
to add or change any provisions of an indenture (1) to change or eliminate restrictions on the payment of principal of, or premium, or make-whole amount, or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•
to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•
to secure the debt securities;

•
to establish the form or terms of debt securities of any series;

•
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•
to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•
to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting
We expect the indentures will provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:
•
the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•
the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the preceding bullet point;

•
the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•
debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.
Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority of the aggregate principal amount of the outstanding debt securities of a series, may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.
Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.
Notwithstanding the foregoing provisions, we expect that the indentures will provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:
•
there shall be no minimum quorum requirement for such meeting; and

•
the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination
Unless otherwise provided in the applicable prospectus supplement and indenture, subordinated securities will be subject to the following subordination provisions.
Upon any distribution to our creditors in a liquidation, dissolution or reorganization, the payment of the principal of and interest on any subordinated securities will be subordinated to the extent provided in the applicable indenture in right of payment to the prior payment in full of all senior debt. However, our obligation to make payments of the principal of and interest on such subordinated securities otherwise will not be affected. No payment of principal or interest will be permitted to be made on subordinated securities at any time if a default on senior debt exists that permits the holders of such senior debt to accelerate its maturity and the default is the subject of judicial proceedings or we receive notice of the default. After all senior debt is paid in full and until the subordinated securities are paid in full, holders of subordinated securities will be subrogated to the rights of holders of senior debt to the extent that distributions otherwise payable to holders of subordinated securities have been applied to the payment of senior debt. The subordinated indenture will not restrict the amount of senior debt or other indebtedness of Olink Holding AB (publ) and its subsidiaries. As a result of these subordination provisions, in the event of a distribution of assets upon insolvency, holders of subordinated securities may recover less, ratably, than our general creditors.
The term “senior debt” will be defined in the applicable indenture as the principal of and interest on, or substantially similar payments to be made by us in respect of, other outstanding indebtedness, whether outstanding at the date of execution of the applicable indenture or subsequently incurred, created or assumed. The prospectus supplement may include a description of additional terms implementing the subordination feature.
No restrictions will be included in any indenture relating to subordinated securities upon the creation of additional senior debt.
If this prospectus is being delivered in connection with the offering of a series of subordinated securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior debt outstanding as of the end of our most recent fiscal quarter.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities will provide us with the right not to comply with specified covenants and that specified events of default described in a prospectus supplement will not apply provided we deposit with the trustee money or government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
Conversion Rights
The terms and conditions, if any, upon which the debt securities are convertible into common shares will be set forth in the applicable prospectus supplement. The terms will include whether the debt securities are convertible into common shares, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the issuing company’s option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the debt securities and any restrictions on conversion.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or DTC, as depository. We may issue global securities in either registered or bearer form and in either temporary or permanent form. We will describe the specific terms of the depository arrangement with respect to a series of debt securities in the applicable prospectus supplement relating to such series. We expect that unless the applicable prospectus supplement provides otherwise, the following provisions will apply to depository arrangements.
Once a global security is issued, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of participants that have accounts with such depository. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities or by us if we offer such debt securities directly. Ownership of beneficial interests in such global security will be limited to participants with the depository or persons that may hold interests through those participants.
We expect that, under procedures established by DTC, ownership of beneficial interests in any global security for which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee, with respect to beneficial interests of participants with the depository, and records of participants, with respect to beneficial interests of persons who hold through participants with the depository. Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.
So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee under the indenture. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant with the depository, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if DTC requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.
Payments of principal of, and any premium, or make-whole amount, and interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee have or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities including principal, any premium, or make-whole amount, or interest. We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. Neither we, the trustee, any paying agent nor the security registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.
Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities, and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.
If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and we do not appoint a successor depository within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the applicable prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples of $1,000.
The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
No Recourse
There is no recourse under any obligation, covenant or agreement in the applicable indenture or with respect to any security against any of our or our successor’s past, present or future stockholders, employees, officers or directors.
We refer you to any applicable prospectus supplement with respect to any deletions or additions or modifications to the descriptions above.

DESCRIPTION OF WARRANTS
We and/or our selling security holders may offer warrants for the purchase of common shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities in one or more series, from time to time. We may issue warrants independently or together with common shares, each of which may be represented by one American Depositary Share, and/or senior or subordinated debt securities, and the warrants may be attached to or separate from those securities.
If we and/or our selling security holders offer warrants, they will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. We urge you to read the prospectus supplement related to any series of warrants we may offer, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants. If we and/or our selling security holders offer warrants, forms of warrant agreements and warrant certificates relating to warrants for the purchase of such common shares and debt securities will be incorporated by reference into the registration statement of which this prospectus is a part from reports we would subsequently file with the SEC.

DESCRIPTION OF UNITS
We and/or our selling security holders may offer units consisting of common shares, common shares in the form of ADSs, debt securities and/or warrants for the purchase of common shares and/or debt securities in any combination in one or more series, from time to time.
If we and/or our selling security holders offer units, they will be evidenced by unit certificates issued under one or more unit agreements, which are contracts between us and an agent for the holders of the units. We urge you to read the prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the unit. If we and/or our selling security holders offer units, forms of unit agreements and unit certificates relating to units will be incorporated by reference into the registration statement of which this prospectus forms a part in reports we would subsequently file with the SEC.

MATERIAL INCOME TAX CONSIDERATIONS
The following summary contains a description of material Swedish and U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares or ADSs. This summary should not be considered a comprehensive description of all the tax considerations that may be relevant to the decision to acquire common shares or ADSs in this offering.
Material U.S. Federal Income Tax Considerations for U.S. Holders
The following is a description of certain material U.S. federal income tax considerations for U.S. Holders (defined below) with respect to their acquisition, ownership and disposition of our common shares or ADSs. It is not a comprehensive description of all tax considerations that may be relevant to a particular person’s decision to acquire common shares or ADSs. This discussion applies only to a U.S. Holder that holds our common shares or ADSs as a capital asset for tax purposes (generally, property held for investment). In addition, it does not describe all of the tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including state and local tax consequences, estate and gift tax consequences, alternative minimum tax consequences, special tax accounting rules under Section 451(b) of the Code, the potential application of the Medicare contribution tax on net investment income, the base erosion and anti-abuse tax under Section 59A of the Code, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•
banks, insurance companies, and certain other financial institutions;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
dealers or traders in securities who use a mark-to-market method of tax accounting;

•
persons holding common shares or ADSs as part of a hedging transaction, “straddle,” wash sale, conversion transaction or integrated transaction or persons entering into a constructive sale with respect to common shares or ADSs;

•
persons whose “functional currency” for U.S. federal income tax purposes is not the U.S. dollar;

•
brokers, dealers or traders in securities, commodities or currencies;

•
tax-exempt entities or government organizations;

•
a tax qualified retirement plan or other tax deferred account;

•
entities or arrangements classified as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes (including persons holding common shares or ADSs through such entities);

•
regulated investment companies or real estate investment trusts;

•
persons who acquired our common shares or ADSs pursuant to the exercise of any employee stock option or otherwise as compensation;

•
persons holding our common shares or ADSs in connection with a trade or business, permanent establishment, or fixed base outside the United States; and

•
persons who own (directly, constructively or through attribution) 10% or more (by vote or value) of our outstanding common shares or ADSs.

If an entity or arrangement that is classified as a partnership for U.S. federal income tax purposes holds common shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding common shares or ADSs and partners in such partnerships are encouraged to consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, holding and disposing of common shares or ADSs.
The discussion is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed U.S. Treasury Regulations, and the Convention Between the Government of the United States and the Government of Sweden for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, signed on September 1, 1994 (the “U.S.-Sweden Tax

Treaty”), all as of the date hereof, changes to any of which may affect the tax consequences described herein — possibly with retroactive effect. No rulings have been sought from the U.S. Internal Revenue Service (the “IRS”), regarding the matters discussed herein and there can be no assurances that the IRS will not take a position concerning the tax consequences of the acquisition, ownership and disposition of common shares or ADSs or that such a position would not be sustained. U.S. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning, and disposing of common shares or ADSs in their particular circumstances.
A “U.S. Holder” is a holder who, for U.S. federal income tax purposes, is a beneficial owner of common shares or ADSs and is:
(i)
an individual who is a citizen or resident of the United States;

(ii)
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state therein or the District of Columbia;

(iii)
an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

(iv)
a trust that (1) is subject to the primary supervision of a court within the United States and with respect to which one or more U.S. persons control all substantial decisions or (2) has a valid election to be treated as a U.S. person under applicable U.S. Treasury Regulations.

The discussion below assumes that the representations contained in the deposit agreement are true and that the obligations in the deposit agreement and any related agreement will be complied with in accordance with their terms. Generally, a holder of an ADS should be treated for U.S. federal income tax purposes as holding the underlying common shares represented by the ADS. Consistent therewith, no gain or loss would be recognized upon an exchange of ADSs for common shares. The U.S. Treasury has expressed concerns that intermediaries in the chain of ownership between the holder of an ADS and the issuer of the security underlying the ADS could take actions that are inconsistent with the beneficial ownership of the underlying security. Therefore, actions taken by such intermediaries could affect the tax treatment of holding an ADS, including with respect to the creditability of foreign taxes, if any, and claiming a reduced tax rate, described below, on any dividends received by certain non-corporate holders.
PERSONS CONSIDERING AN INVESTMENT IN COMMON SHARES OR ADSs SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO THEM RELATING TO THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES OR ADSs, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.
Taxation of Distributions
Subject to the discussion below under “PFIC rules,” the gross amount of distributions (including the amount of any non-U.S. taxes withheld therefrom) paid on common shares or ADSs, other than certain pro rata distributions of common shares or ADSs, will generally be included in a U.S. Holder’s income as dividend income to the extent such distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of the company’s current and accumulated earnings and profits will be treated as a non-taxable return of capital to the extent of the U.S. Holder’s basis in the Shares (not below zero) and thereafter as capital gain. Because we do not calculate our earnings and profits under U.S. federal income tax principles, U.S. Holders should expect that distributions generally will be treated as dividends.
Dividends paid to U.S. Holders that are corporations generally will not be eligible for the dividends-received deduction generally allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders may be taxable at preferential rates applicable to “qualified dividend income” if we are a “qualified foreign corporation” and certain other requirements are met. However, qualified dividend income treatment will not apply if we are treated as a PFIC for our taxable year in which the dividend is paid or the preceding taxable year.

Dividends will generally be included in a U.S. Holder’s income on the date of the U.S. Holder’s receipt of the dividend. The amount of any dividend income paid in foreign currency will be the U.S. dollar amount calculated by reference to the exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder should not be required to recognize foreign currency gain or loss in respect of the dividend income. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Such gain or loss would generally be treated as U.S.- source ordinary income or loss. The amount of any distribution of property other than cash (and other than certain pro rata distributions of common shares or ADSs or rights to acquire common shares or ADSs) will be the fair market value of such property on the date of distribution.
Subject to generally applicable limitations and conditions, Swedish dividend withholding tax paid at the appropriate rate applicable to the U.S. Holder may be eligible for a credit against such U.S. Holder’s U.S. federal income tax liability. These generally applicable limitations and conditions include new requirements recently adopted by the U.S. Internal Revenue Service (“IRS”) and any Swedish tax will need to satisfy these requirements in order to be eligible to be a creditable tax for a U.S. Holder. In the case of a U.S. Holder that is eligible for, and properly elects, the benefits of the U.S.-Sweden Tax Treaty, the Swedish tax on dividends will be treated as meeting the new requirements and therefore as a creditable tax. In the case of all other U.S. Holders, the application of these requirements to the Swedish tax on dividends is uncertain and we have not determined whether these requirements have been met. If the Swedish dividend tax is not a creditable tax for a U.S. Holder or the U.S. Holder does not elect to claim a foreign tax credit for any foreign income taxes paid or accrued in the same taxable year, the U.S. Holder may be able to deduct the Swedish tax in computing such U.S. Holder’s taxable income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, our dividends will generally be treated as foreign source income in the passive category income basket. The rules governing foreign tax credits are complex and depend on a U.S. Holder’s particular circumstances and involve the application of complex rules to those circumstances. U.S. Holders should therefore consult their tax advisors regarding the effect of the receipt of dividends for foreign tax credit limitation purposes.
Sale or Other Taxable Disposition of Common Shares and ADSs
Subject to the discussion below under “PFIC rules,” gain or loss realized on the sale or other taxable disposition of common shares or ADSs will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder held the common shares or ADSs for more than one year at the time of sale or other taxable disposition. The amount of the gain or loss will equal the difference between the U.S. Holder’s tax basis in the common shares or ADSs disposed of and the amount realized on the sale or disposition, in each case as determined in U.S. dollars. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes. Subject to the PFIC rules described below, the long-term capital gains recognized by certain non-corporate U.S. Holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to limitations.
If the consideration received by a U.S. Holder is not paid in U.S. dollars, the amount realized will be the U.S. dollar value of the payment received determined by reference to the spot rate of exchange on the date of the sale or other disposition. However, if the common shares or ADSs are treated as traded on an “established securities market” and you are either a cash basis taxpayer or an accrual basis taxpayer that has made a special election (which must be applied consistently from year to year and cannot be changed without the consent of the IRS), you will determine the U.S. dollar value of the amount realized in a non-U.S. dollar currency by translating the amount received at the spot rate of exchange on the settlement date of the sale. If you are an accrual basis taxpayer that is not eligible to or does not elect to determine the amount realized using the spot rate on the settlement date, you will recognize foreign currency gain or loss to the extent of any difference between the U.S. dollar amount realized on the date of sale or disposition and the U.S. dollar value of the currency received at the spot rate on the settlement date. Any currency gain or loss realized on the settlement date or on a subsequent conversion of the non-U.S. currency for a different U.S. dollar amount generally will be U.S. source ordinary income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors as to the U.S. federal income tax consequences of the receipt of non-U.S. currency.

PFIC Rules
A non-U.S. corporation will be classified as a passive foreign investment company, or a PFIC for any taxable year in which, after applying certain look-through rules, either:
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at least 75% of its gross income is passive income (such as interest income); or

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at least 50% of its gross assets (determined on the basis of a quarterly average) is attributable to assets that produce passive income or are held for the production of passive income.

Gross income for this purpose generally includes all sales revenue less the cost of goods sold, plus income from investments and from incidental or outside operations or sources. Passive income for this purpose generally includes dividends, interest, royalties, rents and gains from commodities and securities transactions, and gains from assets that produce passive income. Cash is generally treated as an asset that produces passive income. For purposes of the PFIC income test and asset test described above, if the company owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the company will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.
We do not believe we were classified as a PFIC during the taxable year ended December 31, 2022 and, based on the current and expected composition of our income and assets and the value of our assets, we do not expect to be a PFIC for our current taxable year. However, no assurances regarding our PFIC status can be provided for the current taxable year or any past or future taxable years. The determination of whether we are a PFIC is a fact-intensive determination made on an annual basis applying principles and methodologies that in some circumstances are unclear and subject to varying interpretation. Moreover, the value of our assets generally will be determined, in part, by reference to the market price of our common shares and ADSs from time to time, which may fluctuate considerably. Under the income test, our status as a PFIC depends on the composition of our income which will depend on the transactions we enter into in the future and our corporate structure. The composition of our income and assets is also affected by the spending of the cash we raise in any offering, including this offering. U.S. Holders are urged to consult their tax advisors about the application of the PFIC rules to any of the company’s subsidiaries.
If we are classified as a PFIC in any year with respect to which a U.S. Holder owns the common shares or ADSs, we will continue to be treated as a PFIC with respect to such U.S. Holder in all succeeding years during which the U.S. Holder owns the common shares or ADSs, regardless of whether we continue to meet the tests described above unless we cease to be a PFIC and the U.S. Holder has made a “deemed sale” election under the PFIC rules. If such a deemed sale election is made, a U.S. Holder will be deemed to have sold the common shares or ADSs the U.S. Holder holds at their fair market value and any gain from such deemed sale would be subject to the rules described below. After the deemed sale election, so long as we do not become a PFIC in a subsequent taxable year, the U.S. Holder’s common shares or ADSs with respect to which such election was made will not be treated as shares in a PFIC and the U.S. Holder will not be subject to the rules described below with respect to any “excess distribution” the U.S. Holder receives from us or any gain from an actual sale or other disposition of the common shares or ADSs. U.S. Holders should consult their tax advisors as to the possibility and consequences of making a deemed sale election if we are and then cease to be a PFIC and such election is available.
For each taxable year we are treated as a PFIC with respect to U.S. Holders, U.S. Holders will be subject to special tax rules with respect to any “excess distribution” such U.S. Holder receives and any gain such U.S. Holder recognizes from a sale or other disposition (including, under certain circumstances, a pledge) of common shares or ADSs, unless (i) such U.S. Holder makes a ““qualified electing fund” election, or QEF Election, with respect to all taxable years during such U.S. Holder’s holding period in which we were a PFIC or (ii) our common shares or ADSs constitute “marketable” securities, and such U.S. Holder makes a mark-to-market election as discussed below. Distributions a U.S. Holder receives in a taxable year that are greater than 125% of the average annual distributions a U.S. Holder received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the common shares or ADSs will be treated as an excess distribution. Under these special tax rules:
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the excess distribution or gain will be allocated ratably over a U.S. Holder’s holding period for the common shares or ADSs;

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the amount allocated to the current taxable year of disposition or distribution, and any taxable year prior to the first taxable year in which we became a PFIC, will be treated as ordinary income; and

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the amount allocated to each other year will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the common shares or ADSs cannot be treated as capital, even if a U.S. Holder holds the common shares or ADSs as capital assets. In addition, if we are a PFIC, a U.S. Holder will generally be subject to similar rules with respect to distributions we receive from, and our dispositions of the stock of, any of our direct or indirect subsidiaries that also are PFICs, as if such distributions were indirectly received by, and/or dispositions were indirectly carried out by, such U.S. Holder. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to our subsidiaries.
Certain elections exist (such as a QEF Election or a mark-to-market election) that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment of a distribution on, or disposition of, our common shares or ADSs.
If a U.S. Holder makes an effective QEF Election, with respect to a PFIC, it will be taxed currently on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no distributions were received. Any distributions we make out of our earnings and profits that were previously included in such a U.S. Holder’s income under the QEF Election would not be taxable to such U.S. Holder. Such U.S. Holder’s tax basis in its common shares would be increased by an amount equal to any income included under the QEF Election and decreased by any amount distributed on the common shares that is not included in its income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of its common shares in an amount equal to the difference between the amount realized and its adjusted tax basis in the common shares, each as determined in U.S. dollars. Once made, a QEF Election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF Election can be revoked only with the consent of the IRS. Under the proposed U.S. Treasury Regulations, if a U.S. Holder is a partnership or S corporation, then a partner or S corporation shareholder of such U.S. Holder (and not the partnership or S corporation itself) may make a QEF Election and must notify such U.S. Holder of the QEF Election in order to assist such U.S. Holder with information reporting and tracking basis in the QEF stock. U.S. Holders should assume that a QEF Election will not be available with respect to our common shares or ADSs.
If a QEF Election is not in effect for the first taxable year in the U.S. Holder’s holding period in which we are a PFIC, a QEF Election generally can only be made if the U.S. Holder elects to make an applicable deemed sale or deemed dividend election on the first day of its taxable year in which the PFIC becomes a QEF pursuant to the QEF Election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of PFICs discussed above.
Alternatively, U.S. Holders can avoid the interest charge on excess distributions or gain relating to the common shares or ADSs by making a mark-to-market election with respect to the common shares or ADSs, provided that the common shares or ADSs are “marketable.” Common shares or ADSs will be marketable if they are “regularly traded” on certain U.S. stock exchanges or on a foreign stock exchange that meets certain conditions. For these purposes, the common shares or ADSs will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Nasdaq is a qualified exchange for these purposes. Provided the ADSs remain listed on Nasdaq and are regularly traded, and you are a holder of ADSs, we expect that the mark-to-market election would be available to you if we are a PFIC. Each U.S. Holder should consult its tax advisor as to whether a mark-to-market election is available or advisable with respect to the common shares or ADSs.
A U.S. Holder that makes a mark-to-market election must include in ordinary income for each year an amount equal to the excess, if any, of the fair market value of the common shares or ADSs at the close of the taxable year over the U.S. Holder’s adjusted tax basis in the common shares or ADSs. An electing holder may also claim an ordinary loss deduction for the excess, if any, of the U.S. Holder’s adjusted basis in the common shares or ADSs over the fair market value of the common shares or ADSs at the close of the taxable year, but this deduction is allowable only to the extent of any net mark-to-market gains for prior years. Gains from an actual sale or other disposition of the common shares or ADSs will be treated as ordinary income, and any losses incurred on a sale or other disposition of the shares will be treated as an ordinary loss to the extent of any net mark-to-market gains for prior years. Once made, the election cannot be revoked without the consent of the IRS, unless the common shares or ADSs cease to be marketable.
However, a mark-to-market election generally cannot be made for equity interests in any lower-tier PFICs that we own, unless shares of such lower-tier PFIC are themselves “marketable.” As a result, even if a U.S. Holder validly makes a mark-to-market election with respect to our common shares or ADSs, the U.S. Holder may continue to be subject to the PFIC rules (described above) with respect to its indirect interest in any of our investments that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
U.S. Holders should consult their tax advisors to determine whether the mark-to-market election would be available and if so, what the consequences of the alternative treatments would be in their particular circumstances.
Unless otherwise provided by the U.S. Treasury, each U.S. shareholder of a PFIC is required to file an annual report containing such information as the U.S. Treasury may require. U.S. Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules.
WE STRONGLY URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE IMPACT OF OUR PFIC STATUS ON YOUR INVESTMENT IN THE COMMON SHARES OR ADSs AS WELL AS THE APPLICATION OF THE PFIC RULES TO YOUR INVESTMENT IN THE COMMON SHARES OR ADSs.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.- related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is a corporation or other exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding on a duly executed IRS Form W-9 or otherwise establishes an exemption.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a U.S. Holder may be credited against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Information with Respect to Foreign Financial Assets
Certain U.S. Holders who own “specified foreign financial assets” with an aggregate value in excess of $50,000 are generally required to report information relating to the common shares or ADSs, subject to certain exceptions (including an exception for common shares or ADSs held in accounts maintained by certain U.S. financial institutions), by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. Such U.S. Holders who fail to timely furnish the required information may be subject to a penalty. Additionally, if a U.S. Holder does not file the required information, the statute of limitations with respect to tax returns of the U.S. Holder to which the information relates may not close until three years after such information is filed and may extend to six years in the case of certain omissions. U.S. Holders should consult their tax advisors regarding their reporting obligations with respect to their ownership and disposition of the common shares or ADSs.
Material Swedish Tax Considerations
The following is a summary of certain material Swedish tax issues for holders of common shares or ADSs that are not resident in Sweden for tax purposes. The summary is based on current legislation and is intended to provide general information only. The summary does not cover, inter alia, the special rules regarding tax-free dividends that may be applicable when investors hold common shares or ADSs that are deemed to be held for business purposes (for tax purposes), foreign companies conducting business through a permanent establishment in Sweden, or foreign companies that have been Swedish companies. Each person considering an investment in common shares or ADSs is advised to consult an independent tax advisor as to the tax consequences that could arise from the acquisition, ownership and disposition of the common shares or ADSs.
Taxation of Dividends
For holders not resident in Sweden for tax purposes that receive dividends on common shares or ADSs of a Swedish limited liability company, Swedish withholding tax is normally withheld. The same withholding tax applies to certain other payments made by a Swedish limited liability company, such as payments as a result of redemption of shares and repurchase of shares through an offer directed to all shareholders or all holders of a certain class of shares. The withholding tax rate is 30%. The tax rate is, however, generally reduced under an applicable tax treaty. For example, under the U.S.-Sweden Tax Treaty the tax rate on dividends paid to U.S. holders entitled to the benefits of the U.S.-Sweden Tax Treaty should not exceed 15%. In Sweden, withholding tax deductions are normally carried out by Euroclear Sweden AB or, in respect of nominee-registered shares, by the nominee. The tax treaties Sweden has entered into generally enable the withholding tax deduction to be made in accordance with the tax rate stipulated in the treaty, provided that Euroclear Sweden AB or the nominee, as applicable, has received the required information concerning the tax residency of the investor entitled to the dividend (this applies also under the U.S.-Sweden Tax Treaty). Furthermore, investors entitled to reduced tax rates under applicable tax treaties may claim a refund from the Swedish tax authorities within five calendar years following the year the dividend was distributed if the reduced treaty rate was not applied at the time of the withholding.
Taxation of Capital Gains
Holders not resident in Sweden for tax purposes are normally not liable for capital gains taxation in Sweden upon disposals of common shares or ADSs. Holders of common shares or ADSs may, however, be subject to taxation in their state of residence.
According to a special rule, private individuals not resident in Sweden for tax purposes are, however, subject to Swedish capital gains taxation upon disposals of common shares or ADSs if they have been residents of Sweden due to a habitual abode in Sweden or a permanent stay in Sweden at any time during the calendar year of disposal or the ten calendar years preceding the year of disposal. In a number of cases though, the applicability of this rule is limited by tax treaties. The applicability of this rule may be limited under the U.S.-Sweden Tax Treaty.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of our securities offered by us under this prospectus. Except as described in any prospectus supplement or free writing prospectus, we currently anticipate using the net proceeds from the sale of our securities offered hereby primarily for general corporate purposes which may include, but are not limited to, working capital and capital expenditures, expenses related to research, clinical development and commercial efforts and general and administrative expenses.
We may also use a portion of the net proceeds to acquire or invest in complementary businesses, products and technologies. Although we have no specific agreements, commitments or understandings with respect to any acquisition or investment, we evaluate such opportunities and engage in related discussions with other companies from time to time.
Pending the use of the net proceeds, we intend to invest the net proceeds in a variety of capital preservation instruments, including short-term, interest-bearing, investment-grade securities.
We will not receive any proceeds from the sale by selling security holders of the securities covered by this prospectus.

SELLING SECURITY HOLDERS
Selling security holders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling security holders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling security holders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.
The applicable prospectus supplement will set forth the name of each of the selling security holders and the number of securities beneficially owned by such selling security holders that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling security holders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

PLAN OF DISTRIBUTION
We and/or our selling security holders may offer or sell our securities (1) through underwriters or dealers, (2) directly to one or more purchasers, including to a limited number of institutional purchasers, to a single purchaser or to our affiliates and stockholders, (3) through agents or (4) through a combination of any of these methods.
If underwriters or dealers are used in the offer or sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:
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in one or more transactions at a fixed price or prices, which may be changed from time to time;

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in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act into an existing trading market, on an exchange or otherwise;

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through a market maker or into an existing trading market on an exchange or otherwise;

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at prices related to those prevailing market prices; or

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at negotiated prices.

The applicable prospectus supplement will set forth the following information to the extent applicable:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities;

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the net proceeds from the sale of the securities;

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any delayed delivery arrangements;

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any underwriting discounts, commissions and other items constituting underwriters’ compensation paid to underwriters, dealers or agents; and

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any discounts or concessions allowed or reallowed or paid to dealers.

Sale through underwriters or dealers
If any securities are offered by us and/or our selling security holders through underwriters, the underwriters will acquire the securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer and sell securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the offered securities if they purchase any of them. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and dealers may receive compensation from the underwriters in the form of discounts or concessions. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may overallot in connection with the offering, creating a short position in the securities for their account. In addition, to cover overallotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market.
Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time.
Some or all of the securities that we offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.
If any securities are offered through dealers, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale.
Direct offers and sales and sales through agents
We and/or our selling security holders may offer or sell the securities directly to purchasers. If the securities are offered or sold directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities, we will describe the terms of any such offers or sales in the applicable prospectus supplement. We may also offer or sell the securities through agents designated from time to time. Sales may be made by means of ordinary brokers’ transactions on the Nasdaq Global Market at market prices, in block transactions and such other transactions as agreed by us and any agent. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless otherwise provided in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
At the market offerings
To the extent that we make sales through one or more underwriters or agents in at the market offerings, within the meaning of Rule 415(a)(4) of the Securities Act, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and/or our selling security holders, on one hand, and the underwriters or agents, on the other. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. Any such agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock or other securities. The terms of any such agreement will be set forth in more detail in the applicable prospectus supplement. Any sales by us in at the market offerings will require that we have listed our common stock on a regulated market in Sweden prior to such at the market offering.
Remarketing arrangements
Offered securities may also be offered and sold, if we so indicate in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters of the offered securities under the Securities Act.
Delayed delivery contracts
If we so indicate in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will describe the conditions to those contracts and the commission payable for solicitation of those contracts.

General information
We may have agreements with the agents, dealers, underwriters and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.
Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

LEGAL MATTERS
Unless otherwise indicated in an applicable prospectus supplement, the validity of our common shares and certain other matters of Swedish law will be passed upon for us by Advokatfirman Delphi KB, Stockholm, Sweden. Unless otherwise indicated in any prospectus supplement, Goodwin Procter LLP will be representing us in connection with any offering and will pass upon certain matters of U.S. federal and New York law. Any underwriters will be advised about other issues related to any offering by their own legal counsel.
EXPERTS
The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the reports of ÖhrlingsPricewaterhouseCoopers AB, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of Öhrlings PricewaterhouseCoopers AB is Torsgatan 21, SE-11397 Stockholm, Sweden.

SERVICE OF PROCESS AND ENFORCEMENT OF LIABILITIES
We are incorporated and currently existing under the laws of Sweden. Certain of our directors and officers reside outside of the United States and substantially all of the assets of our subsidiaries are located outside of the United States. As a result, it may be difficult for investors to (i) effect service of process on us or those persons in the United States or (ii) to enforce judgments based on the civil liability or other provisions of the U.S. securities laws or other laws obtained in U.S. courts against us or those persons in the United States. In addition, uncertainty exists as to whether the courts of Sweden would:
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recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liabilities’ provisions of the securities laws of the United States or any state in the United States; or

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entertain original actions brought in Sweden against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

The United States and Sweden currently do not have a treaty providing for the reciprocal recognition and enforcement of judgments, other than arbitration awards, in civil and commercial matters. Consequently, a final judgment for payment given by a court in the United States, whether or not predicated solely upon U.S. securities laws, would not automatically be recognized or enforceable in Sweden. In order to obtain a judgment which is enforceable in Sweden, the party in whose favor a final and conclusive judgment of the U.S. court has been rendered will be required to file its claim with a court of competent jurisdiction in Sweden. Such party may submit to the Swedish court the final judgment rendered by the U.S. court (a “Final U.S. Judgment”). This court will have discretion to attach weight to the Final U.S. Judgment depending on the circumstances. Circumstances that may be relevant to the Swedish court in deciding to attach weight to a Final U.S. Judgment in respect of the obligations thereunder without re-examination or re-litigation of the substantive matters adjudicated upon include whether: (i) the court involved accepted jurisdiction on the basis of internationally recognized grounds to accept jurisdiction, (ii) the proceedings before such court are in compliance with principles of proper procedure, (iii) such judgment is not contrary to the public policy of Sweden and (iv) such judgment is not incompatible with a judgment given between the same parties by a Swedish court or with a prior judgment given between the same parties by a foreign court in a dispute concerning the same subject matter and based on the same cause of action, provided such prior judgment fulfils the conditions necessary for it to be given binding effect in Sweden. Swedish courts may deny the recognition and enforcement of punitive damages or other awards. Moreover, a Swedish court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses or damages.
Swedish civil procedure differs substantially from U.S. civil procedure in a number of respects. Insofar as the production of evidence is concerned, U.S. law and the laws of several other jurisdictions based on common law provide for pre-trial discovery, a process by which parties to the proceedings may prior to trial compel the production of documents by adverse or third parties and the deposition of witnesses. Evidence obtained in this manner may be decisive in the outcome of any proceeding. No such pre-trial discovery process exists under Swedish law.
Subject to the foregoing and service of process in accordance with applicable treaties, investors may be able to enforce judgments in civil and commercial matters obtained from U.S. federal or state courts in Sweden. However, no assurance can be given that those judgments will be enforceable. In addition, it is doubtful whether a Swedish court would accept jurisdiction and impose civil liability in an original action commenced in Sweden and predicated solely upon U.S. federal securities laws.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.
The SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. We maintain a corporate website at www.olink.com. Information contained in, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.
We are subject to the information reporting requirements of the Exchange Act applicable to foreign private issuers. Accordingly, we are required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. For so long as we are a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with or furnished to the SEC:
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Our Annual Report on Form 20-F for the year ended December 31, 2021, filed with the SEC on March 17, 2022;

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Our Reports of Foreign Private Issuer on Form 6-K furnished to the SEC on April 7, 2022, April 7, 2022, August 31, 2022 (excluding exhibits) and November 10, 2022 (Exhibit 99.2 only); and

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The description of our common shares and ADSs contained in our Registration Statement on Form 8-A, as filed with the SEC under Section 12(b) of the Exchange Act on March 22, 2021, including any amendment or report filed for the purpose of updating such description (File No. 001-40277).

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any report or documents that is not deemed filed under such provisions, on or after the date of this prospectus until the earlier of the date on which all of the securities registered hereunder have been sold or the registration statement of which this prospectus is a part has been withdrawn, shall be deemed incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any report on Form 6-K that we furnish to the SEC on or after the date of this prospectus (or portions thereof) is incorporated by reference in this prospectus only to the extent that the report expressly states that we incorporate it (or such portions) by reference in this prospectus and that it is not subsequently superseded.
We will provide to each person at their request, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide these reports upon written or oral request at no cost to the requester. Please direct your request, either in writing or by telephone, to Olink Holding AB (publ), Attention: Oskar Hjelm, Uppsala Science Park, SE-751 83, Uppsala, Sweden. In addition, copies of the documents incorporated herein by reference may be accessed at our website at www.olink.com. The reference to our website address does not constitute incorporation by reference of the information contained on or accessible through our website, and you should not consider the contents of our website in making an investment decision with respect to the ADSs.

5,831,028 American Depositary Shares
Representing 5,831,028 Common Shares

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